VALUATION ANALYSIS

Presentation to the

Board of Directors of

November 8, 2006

Goldsmith, Agio, Helms & Lynner, LLC

Copyright 2006

PREFACE

This presentation document has been prepared by Goldsmith, Agio, Helms & Lynner, LLC (“GAH”), as part of a presentation being made in support of our opinion as to the fair market value of the enterprise value and the equity value of Hanover Direct, Inc. (“Hanover” or the “Company”). Unless otherwise noted, the information and analyses contained in this document were prepared as of October 30, 2006. The material in this presentation and all analyses contained herein are confidential and are for the use of Hanover’s senior management team (“Management”) in connection with its ongoing strategic planning initiatives. Any use of this material or the analyses contained herein for any other purpose or any publication of this material or the analyses contained herein without the expressed written consent of GAH is strictly prohibited.

Among the activities conducted in the course of our preparation of our opinion, GAH received and reviewed business and financial information of Hanover and held discussions with Management regarding this information, including the projections prepared by Management. In connection with the analyses contained herein, GAH has not independently verified the historical financial information received and has relied on all such information as being complete and accurate in all material respects. We assume that such information has been reasonably prepared and reflects the best currently available estimates and judgment of Management, as the case may be. In addition, we have not performed or obtained any independent appraisal of the properties, assets, or liabilities of the Company.

Several analytical methodologies have been employed herein and no one method of analysis should be regarded as critical to the overall conclusion we have reached. Each analytical technique has inherent strengths and weaknesses, and the nature of the available information may further affect the value of particular techniques. The overall conclusions we have reached are based on all the analyses and factors presented herein taken as a whole and also on application of our own experience and judgment. Such conclusions may involve significant elements of subjective judgment and qualitative analysis. We therefore give no opinion as to the value or merit standing alone of any one or more parts of the material that follows. The opinion, the analyses contained herein, and all conclusions drawn from such analyses are necessarily based upon market, economic, and other conditions that exist and can be evaluated as of the date of this presentation, and on information available to GAH as the date hereof.

TABLE OF CONTENTS

I.	Scope of Primary Due Diligence ..........................................................	1
II.	Assessment of Hanover Direct, Inc. ......................................................	5
III.	Valuation ....................................................................................	23
IV.	Appendices ..................................................................................	35

SCOPE OF PRIMARY DUE DILIGENCE

•	Information related to Hanover’s history, background, and ownership including:
-	List of key milestones in the history of the business, including acquisitions and divestitures;
-	Current capitalization table with details regarding the different types of equity and debt securities;
-	Current corporate organizational chart;
-	Copies of existing documents describing or evaluating the Company or its business plan, including The May 1, 2004 fair value appraisal of Hanover prepared by American Appraisal Associates; and
-	Copies of letters of intent of parties who have contacted Hanover regarding a potential sale (i.e., buyers) or acquisition of Hanover and/or one or more of its subsidiary businesses.
•	Information related to Hanover’s products, product lines, and product sourcing including:
-	Total stock keeping units;
-	Top 20 items over time, by dollar volume and EBITDA (contribution-to-fixed);
-	List of major vendors by product category and function; and
-	Copies of vendor contracts.
•	Information related to Hanover’s marketing operations including:
-	Description of Hanover’s marketing department;
-	12- and 24-month buyer counts from 2001-2005 and 2006E; and
-	Customer list demographics, geographical distribution of customers, and frequency of customer contacts.
•	Information related to Hanover’s catalog and direct marketing operations including:
-	Break out costs per catalog including paper, production/printing, postage, and pricing increase assumptions;
-	Detailed review of five-year historical circulation history and 2006 estimate for each catalog title; and
-	List of top 10 rental lists for each catalog title.
•	Information related to Hanover’s Internet operations including:
-	Annual sales, order volume, and average order for the past five years and 2006 YTD; and

-	Number of new names procured from the Internet by site over the last five years
•	Information related to Hanover’s retail operations including retail outlets, stores opened/closed, and annual financial results for the past five years.
•	Information related to Hanover’s order processing, fulfillment, and inventory including:
-	Total orders, packages, and average order size by title and channel (catalog, Internet, telephone, retail outlet) 2003-2006;
-	Detail of shipping methods (e.g., facility, carrier), variable pick/pack, and shipping costs per order and per package for 2003-2006;
-	Detail of shipping carriers including pieces shipped and average weight for fiscal 2003 through August 2006;
-	Detail of payment methods (e.g., check, credit card) as a percentage of gross sales for 2001 through August 2006;
-	Detail of returns/cancellations and rates for the past five years, including description of return policy for 2003-2006E;
-	Overview of Hanover’s call center/telemarketing operations;
-	Average order turnaround time for 2001-2006E;
-	Order fill rates for 2001-2006E;
-	Back-order rates for 2003-2006E; and
-	Sales for each product liquidation method 2003-2006E.
•	Information related to Hanover’s management information systems including:
-	Overview of management information systems, including key hardware server platform and key software systems; and
-	Overview of management information system integration.
•	Information related to Hanover’s management team including:
-	Biographies of key management personnel; and
-	Executive compensation detail of key managers, with breakout of salary and summary of options/warrants.
•	Information related to Hanover’s employees including:
-	Key characteristics of Hanover’s workforce headcount, hourly vs. salaried, and breakdown by department/function/location;
-	Average workforce tenure and employee turnover rates;
-	Average hourly wages and ranges;
-	Impact of seasonality on employment levels;

-	Pension plans and collective bargaining agreements; and
-	Work force unionization contracts.
•	Information related to Hanover’s warehouse and office facilities capacity and expansion alternatives.
•	Historical financial information: 2003 – 2005, 2006E, and year-to-date results including:
-	SEC Form 10-K for the years 2000-2005, Form 10-Q for the period ended September 30, 2005 and draft Form 10-Q for the period ended September 30, 2006;
-	Annual internal Hanover financial statements for the years 2004 and 2005;
-	Schedule of depreciation, amortization, and capital expenditures by dollar amount;
-	Summary of equipment leases and related terms;
-	Detailed breakout of cost of goods sold and operating expenses;
-	Two years of consolidated monthly statements (2004-2005 and 2006 YTD), including balance sheets and income statements;
-	Copy of the 2006 budget;
-	One-time, non-recurring, and extraordinary expenses;
-	Accountant’s letters to management regarding internal controls and company policies;
-	Accounts receivable and accounts payable aging schedules and off-balance sheet assets and liabilities;
-	Book/market value of properties;
-	Tax and book basis of assets/stock; and
-	Net operating loss (“NOL”) carry forwards.
•	Projected financial information for the fiscal years 2006 – 2009 including:
-	Projected balance sheet and income statements and assumptions in support of these projections;
-	Projected Hanover capital expenditures and depreciation; and
-	Schedules detailing changes in Hanover EBITDA from 2006 through 2009.
•	Description of legal issues or actions involving the Company over the past five years.
•	List of intellectual property such as patents, trademarks, and licenses.
•	Discussions with management.
•	Review of publicly available information for selected public companies that are deemed to be generally comparable to Hanover.

•	Review of publicly available information for selected public companies that compete in the “catalog retail” industries that were not selected as being comparable to Hanover.
•	Review of publicly available information on selected merger and acquisition transactions for the last five years that involved targets deemed to be generally comparable to Hanover.
•	Hanover’s stock price trading history.

Outside the Scope of Goldsmith Agio Helms Due Diligence

•	Contact with employees or customers of Hanover.
•	Contact with suppliers of Hanover.
•	Independent review or business study of Hanover’s markets.
•	Asset (tangible or intangible) or liability appraisals.
•	Contact with any state or federal regulatory agencies.

ASSESSMENT OF HANOVER DIRECT, INC.

Hanover Direct, Inc. (“Hanover” or the “Company”) is a leading specialty direct marketer with a diverse portfolio of home fashions and men’s and women’s apparel marketed via direct mail-order catalogs, websites, and retail outlets (“direct commerce”). All of these categories utilize the Company’s centralized purchasing and inventory management functions, its common systems platform, and its telemarketing, fulfillment, distribution, and administrative functions. The Company mailed approximately 174 million, 164 million, and 170 million catalogs for the years 2005, 2004, and 2003, respectively. The Company’s portfolio of home fashion and apparel catalogs and Internet websites include Domestications, The Company Store, Company Kids, Silhouettes, Clearance World, International Male and Undergear, and Scandia Down. Summary historical and projected financial statements are presented in Appendix A.

The following is a description of Hanover’s catalogs and product categories:

•

The Company Store is a home fashions catalog focused on high-quality products that Hanover manufactures as well as other private label and branded home furnishings. Basic bedding lines are produced at the Company’s LaCrosse, Wisconsin factory.

-

Exclusive designs and vibrant colors, along with a unique and sophisticated catalog presentation, gives The Company Store a strong identity within its market. Even as The Company Store website continued to grow with an increasing percentage of its revenue coming through this channel, catalogs remained the biggest catalyst for driving website orders in 2005.

-	Demographics.
•	Average household income - $73,000
•	Age range – 35 to 54
•	Homeowners – 80%
•	Married – 70%
•	Presence of children – 31%
-	Unit of sale. $155
-	Gender. 79% female
-	Source. 100% direct mail
•

Company Kids is a catalog developed from a category offered in The Company Store catalog and has grown over the past four years to nine exclusive Company Kids mailings. The unique themes and full room views gives the Company Kids customer the opportunity to purchase the “entire room” including bed, bedding, storage, wall hangings, lamps, and rugs.

-

Creative design and varied color pallets for the complete bed ensemble are developed by The Company Store’s own design staff and sourced around the world. These exclusive designs and vibrant color pallets remain the signature identity for this quality oriented, better-priced catalog and position both The Company Store and Company Kids as strong competitors in the direct home textile market.

-	Demographics.
•	Average household income - $73,000
•	Age range – 35 to 54
•	Presence of children – 90%
-	Gender. 80% female
•

Domestications is “America’s Authority in Home Fashions®.” For over 20 years Hanover has been and continues to be the value minded customer’s top-of-mind choice when shopping for the latest in home furnishings. Domestications targets the mid-tier marketplace with the primary focus on bedding for every taste and lifestyle, featuring unique and novel ideas, affordable luxury, hard to find problem solvers, and exclusive designs found nowhere else. The Company also offers a wide range of fashion and seasonal products for every other room of the house and even has great ideas for the backyard.

-	Demographics.
•	Average household income - $53,000+
•	Age range – 35 to 55
-	Product selects.
•	Children’s products
•	Bath
•	Table linens
•	Home furnishings
•	Furniture
•	Window treatments
•	Bedroom accents
•	Decorative accessories
-	Unit of sale. $110
-	Gender. 80% female
-	Source. 100% direct mail (catalog)

•

Silhouettes is a moderate-to-better priced fashion catalog dedicated to woman’s styles starting at size 12W. The catalog carries the current trends in fashion along with core classics, seasonal favorites, and Silhouettes exclusives. Silhouettes carries a full range of apparel from boots to bathing suits, sleepwear to swimwear, and everything in between.

-

Silhouettes core strengths include exclusive designs and manufacturing sourced around the world. Utilizing key manufacturing plants allows Silhouettes to control costs and ensure the quality of these designs, offering the customer a product of style and value.

-

The Silhouettes catalog and website create a virtual department store, carrying something for every 12W plus-sized woman. The catalog continues to be the primary driver for website orders. In each of the past four years Silhouettes has enjoyed significant Internet sales growth. Improved on-site search capabilities and navigations have taken the tedium and frustration out of the search and have created a better virtual shopping experience, getting Silhouettes closer to its goal of being the customer’s best friend.

-	Demographics.
•	Average household income - $50,000+
.	24.5% have household income of $50,000 to $75,000
.	25.2% have household income greater than $75,000
•	Age range – 42+
.	43.6% are between the ages of 35 and 54
.	49.4% are 55 or older
•	Most are homeowners
.	77.6% reside in a single-family home
.	15.2% live in an apartment
•	Nearly 20% completed graduate school
-	Marketing insight.
•

In Management’s opinion, the Silhouettes list is an excellent prospecting vehicle for a variety of offers, including home décor, gifts, apparel and accessories, shoes, epicurean, general merchandise, financial, travel, insurance, publishing, and fundraisers.

-	Unit of sale. $120
-	Gender. 95% female
-	Source. 100% direct mail (catalog)
•	International Male and Undergear went through a key transitional year in 2005. The businesses have recently relocated to Hanover’s New Jersey headquarters, where new management and a newly formed creative team have been charged with the ultimate goal of re-establishing the unique qualities of both brands and making them well-known to consumers. Fashion offerings have been increased and diversified, while the catalogs have been given a more modern look and feel to more accurately reflect these brands’ evolving image and solidify their niche in the men’s fashion and underwear business.

-

International Male carries a full line of men’s apparel, from sportswear to dress clothing, outerwear to underwear, shoes and accessories, offering contemporary fashion at prices that represent value to the consumer. By updating its selection with a more eclectic mix of current designs, as well as a greater variety of internationally recognized brand names, Hanover has increased the brand’s appeal to new customers in its target demographic group. At the same time, the Company has continued to refine classic favorites and renew its core product lines to meet the demands of International Male’s more established customers.

-

Undergear continues to be a market leader in the men’s underwear catalog and Internet business, remaining true to its origins as a “handbook of men’s underwear from around the world”. In addition to underwear and swimwear from globally renowned resources, Undergear today includes more and varied offerings such as loungewear and workout wear that cross over into the true fashion/sportswear arena of International Male, along with skincare lines that complement our commitment to a youthful look and feel. Undergear’s core strengths include the production of numerous exclusive styles and the continued expansion of its private label programs, recognized for their exceptional quality and value.

-	Marketing insight – International Male.
•

In Management’s opinion, the International Male list is an excellent prospecting vehicle for a variety of offers, including gift and home, high-tech/gadgets, publishing, fundraising, financial, apparel, and epicurean.

-	Demographics – International Male.
•	Average household income - $35,000 to $100,000
-	Additional information – International Male.
•	Unit of sale. $100
•	Gender. 75% female
•	Source. 100% direct mail
-	Marketing insight – Undergear.
•

In Management’s opinion, the Undergear list is an excellent prospecting vehicle for a variety of offers, including gift and home, high-tech/gadgets, publishing, fundraising, financial, apparel, and epicurean.

-	Demographics – Undergear.
•	Average household income - $50,000 to $75,000

•	Age range – 35 to 44
-	Additional information – Undergear.
•	Unit of sale. $70
•	Gender. 84% female
•	Source. 100% direct mail
•

Scandia Down manufactures luxury European down comforters, pillows, and featherbeds from the Company’s LaCrosse, Wisconsin facility and distributes these products together with proprietary branded luxury sheeting, towels, and related accessories through its network of over 120 high-end retailers in North and South America. Scandia Down’s core growth strategy is focused on expanding distribution in select markets with key retailers, expanding product lines and categories, and developing sales and marketing support programs for licensed retailers. In August 2006, Scandia Down launched a business-to-consumer website with e-commerce capabilities allowing orders to be accepted directly over the Internet.

While Hanover’s back-end/fulfillment functions are centralized, the Company operates merchandising, purchasing, and catalog production separately for each of The Company Store/Company Kids, Domestications, Silhouettes and International Male/Undergear catalogs and websites. Each of Hanover’s specialty catalogs targets its market by offering a focused assortment of merchandise designed to meet the needs and preferences of each catalog’s customers. Through market research and ongoing testing of new products and concepts, each catalog has its own merchandise strategy, including appropriate price points, mailing plans, and presentation of its products. The Company is continuing its development of exclusive or private label products for a number of its catalogs to further differentiate the catalog’s identities.

Hanover’s catalogs range in size from approximately 48 to 108 pages with nine to 22 editions per year depending on the seasonality and fashion content of the products offered. Each edition may be mailed several times each season with variations in format and content. The Company employs the services of outside creative agencies or has its own creative staff that is responsible for the designs, layout, copy, feel, and theme of the catalogs. Generally, the initial sourcing of new merchandise for a catalog begins six to nine months before the catalog is mailed.

The Company operates commerce-enabled websites for each of its catalogs. The websites offer all of a particular catalog’s merchandise and more extensive offerings than any single issue of a print catalog. Customers can request catalogs and place orders for not only website merchandise, but also from any print catalog already mailed.

As of December 31, 2005, Hanover operated three outlet stores. These locations are used to clear mark-downs and liquidate slow-moving inventory. The Company opened one additional outlet store in Roanoke, Virginia in July 2006 and closed its store in Hanover,

Pennsylvania in February 2006. Two outlet stores were closed during 2005, one in Kenosha, Wisconsin and the other in Oshkosh, Wisconsin.

The Company operates three call centers in La Crosse, Wisconsin; Hanover, Pennsylvania; and York, Pennsylvania. All centers take in-bound calls from customers for the various catalogs to place orders. At the end of every sales call, upsells are offered.

•

The first offer is the Buyers’ Edge by United Marketing Group, a third-party money saving membership; this program was launched in October 2006. Employees receive incentive payments per membership sold with a quarterly sales contest featuring bonus payouts.

•	The second offer is Hanover’s Buyer’s Club that applies to Domestications and Silhouettes providing regular customers with a discount for paying for an annual membership.
•	The third offer is a private label credit card based on the catalog designation; employees receive spiffs per activation.
•	The fourth offer is a featured item comprised of special items, sometimes overstocks, at a discounted price.
•	All calls are recorded with regular monitoring to ensure compliance.

The La Crosse call center primarily takes calls for The Company Store and Domestications catalogs with representatives in sales, customer service, outbound, Internet, and commercial sales. The La Crosse facility currently employs approximately 500 people, inclusive of the representatives, training, and management staff. This call center recently introduced a commission sales initiative relative to The Company Store and Domestications order values.

The York call center primarily takes phone calls for the Company’s third-party businesses with representatives in sales, customer service, and Internet. Third-party clientele includes Improvements (expires August 2007), Gump’s (expired October 2006), Alsto’s (expires August 2007), Home Focus (expires August 2007), National Geographic, and National Geographic Webstore (expires May 2007). The Hanover facility currently employs 350 people inclusive of the representatives, training, information technology, and finance staff.

The Hanover facility primarily handles Hanover’s apparel lines including Silhouettes, Undergear, and International Male with representatives in sales, service, and Internet. The York call center currently employs 200 representatives.

Calls are routed through two switches located in La Crosse and Hanover. Domestications and Improvements are utilized to equalize volume between the centers. The operations groups forecast and schedule manpower to meet volume requirements. Local management handles day-to-day activities with leadership channeled centrally through to corporate headquarters.

History

The Company is the successor entity resulting from the 1972 merger of The Horn & Hardart Company, a restaurant company founded in 1911, and Hanover House Industries, Inc., founded in 1934. Hanover House initially operated as a chain of specialty retail women’s fashion. In 1950, it published its first catalog offering women’s fashion and by the end of the decade a majority of its revenues was derived from catalog sales.

The current Hanover reflects numerous acquisitions, divestitures, and financing transactions that are summarized below.

•

Richemont. In the fall of 1991, NAR Group Limited gained control of the Company. NAR was a private investment holding company, a joint venture between the family of Mr. Alan G. Quasha, a former Hanover Chairman, and Compagnie Financiere Richemont A.G., a Swiss public company.

•

Gump’s. In May 1993, the Company acquired substantially all of the assets of Gump’s Inc., the San Francisco retailer and catalog marketer of exclusive gifts, for a total purchase price of $13.2 million, consisting of $6.9 million in cash and $6.3 million of Hanover common stock.

•

The Company Store. In August 1993, the Company acquired in Chapter 11 bankruptcy proceedings substantially all of the assets of Company Store Holdings, Inc., an upscale direct marketer of down comforters and other down and related products for the home, sold under The Company Store and Scandia Down names, for a total purchase price of $7 million, consisting of the issuance of $4.6 million of notes and $2.4 million of common stock.

•

Tweeds. In September 1993, the Company purchased all of the outstanding stock of Tweeds, a women’s fashion catalog, for a total purchase price of $8.8 million, consisting of the assumption of $5.1 million of liabilities, $0.1 million in cash, and $3.6 million of common stock. The Company discontinued the Tweed’s catalog in 1999; the Company licensed the Tweed’s name in 2006.

•

The Safety Zone. In September 1993, the Company acquired 20% of the outstanding common stock of Aegis Safety Holdings, Inc. (“Aegis”), a direct marketer of safety and anti-hazard products through The Safety Zone catalog. In February 1995, the Company acquired the remaining 80% of the outstanding common stock through the issuance of 634,900 shares of a newly-created Series B Convertible Additional Preferred Stock; the new preferred stock had a stated value of $10 per share. Hanover sold The Safety Zone in 2001 as part of its sale of Improvements.

•

Blue Ridge Associates. In January 1994, the Company purchased for $1.1million a 50% interest in Blue Ridge Associates (“Blue Ridge”), a partnership that owned the Company’s apparel distribution center in Roanoke, Virginia. The remaining 50% interest was held by an unrelated third party. In December 1996, the Company decided to consolidate this facility into its new Roanoke, Virginia distribution facility. In February 2000, the Company sold its partnership interest to the holder of the other 50% interest for $0.8 million.

•

Boston Publishing Company. In February 1994, Hanover acquired a 20% ownership interest in Boston Publishing Company, Inc. (“BPC”), the publisher of The Museum Collection and Finishing Touches in consideration for providing $3.0 million of secured working capital financing, a $0.75 million short-term loan and a $0.5 million convertible term loan. In August 1994, BPC filed for bankruptcy protection. In 1995, the Company received inventory and the customer mailing list of BPC in payment of its $1.2 million loan and subsequently realized $0.3 million upon disposition of these assets; the remaining assets were written off.

•

Regal Communications, Inc. During 1994, Hanover invested approximately $2.7 million in convertible debt securities of Regal Communications, Inc. (“Regal”). In September 1994, Regal filed for bankruptcy protection. In December 1995, a plan of reorganization was confirmed by the Bankruptcy Court and the Company recovered $0.8 million.

•

Improvements. In January 1995, the Company acquired substantially all of the assets of Leichtung, Inc., a direct marketer of wood-working and home improvement tools and related products sold under the Improvements and Leichtung Workshops names, for a purchase price of approximately $12.8 million in cash and the assumption of certain liabilities. In the first quarter of 1996, the Company sold the assets of the Leichtung Workshops catalog for $0.9 million in cash and short-term notes.

•

Tiger Direct. In February 1995, Hanover entered into an agreement to acquire certain securities of Tiger Direct, Inc. (“Tiger”), a direct marketer of computer software, peripherals, and CD-ROM hardware and software. In February 1995, the Company entered into a loan and security agreement with Tiger pursuant to which the Company provided a secured working capital line of credit to Tiger, up to a maximum of $3.0 million, which was loaned under such agreement. In September 1995, due to the continued deterioration of Tiger’s financial condition, the Company terminated the securities purchase agreement and sold the loan to a third party and received payment in full for the principal of the loan and interest to the date of sale.

•

Austad’s. In May 1995, the Company acquired 67.5% of the outstanding shares of Austad’s Holdings, Inc. (“Austad’s”), which owned The Austad Company (“TAC”), the publisher of the Austad’s catalog featuring golf equipment, apparel, and gifts, for a purchase price of $1.8 million in cash.

•

On February 16, 1996, former minority shareholders surrendered to Austad’s their Austad’s shares, amounting to 32.5% of the outstanding shares, and paid approximately $1.1 million in exchange for all the outstanding shares of AGS, Inc. (“AGS”), a South Dakota corporation formed by TAC to hold the existing retail assets and liabilities of TAC. In October 1999, the Company sold the remaining assets of its non-core Austad’s catalog.

•

The Shopper’s Edge. In March 1999, Hanover, through a newly formed subsidiary, launched and promoted a discount buyers’ club to consumers known as “The Shopper’s Edge.” Effective December 1999, the Company sold its interest in The Shopper’s Edge subsidiary to an unrelated third party for a nominal amount based upon an independent appraisal.

•

On June 29, 2001, the Company sold assets and liabilities of the Company’s Improvements business to HSN, a division of USA Networks, Inc.’s Interactive Group for approximately $33 million. As part of this sale, the Company entered into a multi-year agreement to provide telemarketing and fulfillment services. This service agreement will terminate in August 2007.

•

On May 19, 2003 Chelsey Direct, LLC (“Chelsey”) acquired Richemont’s interest in the Company, which at that time consisted of 2,944,688 shares of common stock and 1,622,111 shares of Series B Participating Preferred Stock.

-	Hanover was recapitalized in November 2003 which resulted in Chelsey acquiring control.
-

On July 8, 2004, Chelsey Finance, LLC, (“Chelsey Finance”), a Chelsey affiliate, provided the Company with a $20.0 million junior secured credit facility. As part of this transaction, the Company issued to Chelsey 434,476 shares of common stock in payment of a waiver fee and Chelsey Finance received a 10-year warrant to purchase 30.0% of the fully diluted shares of Hanover common stock (then equal to 10,259,366 shares).

-

On January 10, 2005, Chelsey purchased an aggregate of 3,799,735 shares of common stock from Mr. Basil Regan, Regan International Fund Ltd., and Regan Partners, L.P, constituting all of the common stock held by them. Mr. Regan had previously resigned from the Board of Directors on July 30, 2004.

-

The Company received a proposal from Chelsey to acquire the shares of common stock that Chelsey did not already own for a cash purchase price of $1.25 per share in a letter dated February 23, 2006. The letter indicated Chelsey’s belief that Hanover should become privately owned due to the financial drain imposed by remaining public as well as the limited benefits of remaining public. The letter stated that Chelsey or an affiliate proposed to enter into a cash merger agreement with the Company and to commence a cash tender promptly after the execution of that agreement.

•	Shortly after receipt of the letter, the Board of Directors met and formed a special committee comprised of the three directors who were not Company employees or affiliated with Chelsey.
•	On May 25, 2006, the Company was advised that discussions with Chelsey and the special committee concerning Chelsey’s proposal had been terminated and as a result, the offer had been withdrawn.

•

On March 14, 2005, the Company sold all of the stock of Gump’s to Gump’s Holdings, LLC, an unrelated third party, for $8.9 million, including a purchase price adjustment of $0.4 million, pursuant to the terms of a February 11, 2005 Stock Purchase Agreement. The Company recognized a gain of approximately $3.6 million in the first quarter of 2005.

-

Chelsey, as the holder of all of the Series C Participating Preferred Stock (“Series C Preferred”), consented to the application of the sales proceeds to reduce the outstanding balance of the credit facility provided by Wachovia National Bank (“Wachovia”) in lieu of the current redemption of a portion of the Series C Preferred.

•	Chelsey expressly retained its right to require redemption of approximately $6.9 million of the Series C Preferred subject to Wachovia’s approval.
-

After the sale, the Company continued as the guarantor of one of the two leases for the San Francisco building where the store is located (the Company was released from liability on the other lease). Gump’s Holdings was required to use its commercially reasonable efforts to secure the Company’s release from the guarantee within a year of the closing. As of October 31, 2006, there are $5.7 million (net of $0.5 million in expected sublease income) in lease commitments for which the Company is the guarantor.

•

Based on its evaluation, the Company has concluded it is unlikely any payments will be required under the guarantee, thus it has not established a guarantee liability as of the March 14, 2005 sale date or as of September 30, 2006.

-

The Company entered into a direct marketing services agreement with Gump’s Holdings to provide telemarketing and fulfillment services for the Gump’s catalog and direct marketing businesses for 18 months. This agreement expired in October 2006 and was not renewed.

•

Effective June 1, 2006, the Company entered into an agreement with the National Geographic Society to terminate the agreement between the parties for product distribution and telemarketing services effective no later than May 30, 2007. The Company’s services agreement with Improvements will expire in August 2007.

Performance

Hanover has struggled financially and operationally during the past several years. In 2004 the Company installed a new management team and secured additional financing that alleviated the capital constraints that had previously hampered its business. In the last half of 2004, Hanover was able to increase inventory levels to service its customer demand and begin increasing catalog circulation. This led to increased sales and net income of nearly $5 million. The Company also decided to consolidate its catalog operations into one facility located in New Jersey and consolidate its distribution function into the Roanoke, Virginia distribution center because of capacity constraints at the LaCrosse facility and lower shipping costs available from the Roanoke facility.

During the first half of 2005 the Company experienced positive trends in both revenues and profits compared to 2004. These improvements, however, reversed starting in the third quarter of the year, which resulted in lower profits in the fourth quarter of the year.

•

Demand and customer response in the The Company Store catalog, which had been Hanover’s strongest catalog for the last several years, began a downward trend late in the second quarter of 2005 that continued throughout the remainder of the year. While the Company has hired a new President for The Company Store, Hanover expects this trend to continue for some time. The Company Store also suffered from higher merchandise costs and catalog expenses that also adversely affected its results. Domestications saw its demand increase markedly but experienced inventory problems, exacerbated in part by the larger-than-projected demand, which led to higher backorder levels and customer cancellations that adversely affected its results. Silhouettes had stronger revenues and profits throughout the year. The men’s business experienced lower revenues and profits for the year after it went through a relocation and installation of a completely new management team.

•

On November 9, 2004, the Company decided to relocate its International Male and Undergear catalog operations to its offices in New Jersey. The Company completed the relocation on February 28, 2005. The relocation was done primarily to consolidate operations, reduce costs, and leverage its catalog expertise in New Jersey.

-	The Company accrued a total of $0.9 million in severance and related costs during the fourth quarter of 2004 associated with the elimination of 32 California based full-time equivalent positions.
•

The Company was also adversely affected by diminished productivity in its distribution function brought on by the consolidation of the LaCrosse distribution facility into Hanover’s Roanoke distribution facility. This reached a head in the fourth quarter, the Company’s busiest quarter, when high employee turnover in Roanoke and space constraints brought on by larger-than-expected inventory levels both in Hanover’s catalogs and its third-party business-to-business customers led to diminished productivity. The Company’s 2005 results were also hurt by increasing costs including paper and product shipping costs.

-

The LaCrosse fulfillment center and the storage facility were closed in June 2005 and August 2005, upon the expiration of their respective leases. The Company substantially completed the consolidation into the Roanoke, Virginia fulfillment center by the end of June 2005.

-

The Company has incurred approximately $0.8 million in facility exit costs from the date of the announcement through July 1, 2006. The Company accrued $0.5 million in severance and related costs during 2004 associated with the LaCrosse operations and the elimination of 149 full and part-time positions, of which 96 employees have been or are being provided severance benefits by the Company.

-

Since the consolidation of the fulfillment centers, the Company’s Roanoke fulfillment center has experienced high levels of employee turnover and lower productivity that has negatively impacted fulfillment costs and the Company’s overall performance. This trend of high levels of employee turnover and lower productivity continued through the first half of fiscal 2006 and is expected to continue further into 2006.

•

Hanover’s 2005 results from continuing operations were positively impacted by a number of expense/income items outside of normal operations that provided a net benefit in 2005. As set forth in the table below, in 2004 the Company had a number of expense items that adversely affected its results in that year by approximately $5.7 million. In 2005, some of these items, principally a $4.5 million reserve that had been established for post-employment benefits for a former chief executive officer, were reversed and the Company had a net benefit from these items that improved 2005 results by over $1.2 million. A summary of these items incurred during year to date 2006, 2005, and 2004 are set forth below (figures are in thousands).

			LTM
Non-Operating Items	2004	2005	30-Sep-06
Severance and termination costs	$ 2,607	760	760
Special charges	1,684	(69)	(76)
Legal and audit fees related to restatement	617	2,559	841
Class action litigation reserve	535	-	-
Facility exit costs	201	-	-
Rakesh Kaul accrual	196	(4,488)	-
Net (benefit) expense	$ 5,840	$ (1,238)	$ 1,525

During the first nine months of 2006, net revenues increased $16.0 million (5.6%) for the 39-week period ended September 30, 2006 to $302.8 million from $286.8 million for the first nine months of 2005. This increase was primarily driven by an increase in catalog circulation levels. In addition, net revenues grew because of higher postage and handling rates, which we put into effect to offset an increase in United States Postal Service (“USPS”) rates that occurred in early January 2006. These increases were partially offset by lower average order sizes. Hanover experienced higher demand in our Domestications and Silhouettes catalogs, lower demand in The Company Store catalog and flat demand in our men’s division which consists of the International Male and Undergear catalogs.

•

During the first nine months of 2006, income before interest and income taxes (“EBIT” or “operating income”) decreased by approximately $11.2 million to $3.3 million from $14.5 million in the first nine months of 2005. The principal factors which negatively impacted the operating results for the nine months of 2006 included the following items.

–	The continuation of diminished productivity in the Company’s distribution center, which began in the fall of 2005 and has led to higher product fulfillment costs.

–

Higher outbound merchandise shipping costs caused by the bankruptcy of a consolidator utilized by the Company to deliver packages into the USPS system in mid March 2006, which caused the Company to utilize more expensive methods of delivery within the USPS system. While we expect this bankruptcy will continue to significantly increase our merchandise shipping costs for the remainder of 2006, the incremental increase in outbound merchandise shipping costs will diminish over the second half of the year.

–	Higher catalog paper costs, which started in the fall of 2005.
–	Higher general and administrative expenses due to the reversal in September 2005 of a $4.5 million accrual related to Rakesh Kaul, a former CEO who pursued claims against the Company.
•

The Company reported a net loss applicable to common shareholders of $2.2 million, or $0.10 basic and diluted net loss per share, for the 13- weeks ended September 30, 2006 compared with net income applicable to common shareholders of $6.6 million, or $0.30 basic earnings per share and $0.20 diluted earnings per share, for the comparable period in 2005.

–	The decrease in net income (loss) applicable to common shareholders was primarily a result of the following issues.
•	A decline in operating profit primarily driven by higher outbound merchandise shipping, product fulfillment, catalog paper and postage costs.
•	Higher general and administrative expenses due to the reversal in September 2005 of a $4.5 million accrual related to Rakesh Kaul, a former CEO who pursued claims against the Company.
-	Net income was favorably impacted by the items set forth below.
•	Lower product costs due to improved sourcing of merchandise.

The Company generates the majority of its sales from two titles – The Company Store and Domestications. In 2005, The Company Store (specifically its mail order operations) generated $131.5 million of net merchandise sales, or nearly 40% of Hanover’s total (excluding Gump’s). The Company Store also has a retail presence and American Down & Textile (often referred to as “AD&T), both of which generate sales that are not included in the above figure.

•

AD&T is the manufacturing arm of The Company Store. It is located in LaCrosse, Wisconsin and manufactures comforters and other down products which represent approximately 30% of The Company Store’s business. In addition it manufactures all of Scandia Down’s down products. A small percentage of AD&T’s volume, approximately 2%, is production for third parties.

At the EBITDA level The Company Store is even more important to Hanover. In 2005 it generated EBITDA of $12.0 million, nearly 43% of the Company’s total EBITDA,

excluding Gump’s, non-recurring items, and overhead. In 2003 and 2004 this figure was greater than 70%.

Despite its leading role in the Company’s economic performance, The Company Store has been negatively affected by a combination of issues in the recent past.

•

This segment of the home fashions business has become extremely competitive, with pressure coming from both higher-end companies and discounters like Target and Wal-Mart, as well as from other Internet competitors.

•

The comforter business and solid bedding have become more commoditized, leaving The Company Store at risk in these areas. In addition, management believes that The Company Store’s offer and presentation had become stale under previous management; it was also severely impacted by increased paper and shipping costs, as well as increases in the cost of down fill.

•

Due to heightened competition price increases to offset the escalating cost of key inputs have not been available. Importantly, the higher costs have resulted in a higher break-even point for catalog circulation, which reduced profitable mailing lists, leading management to reduce circulation.

•

The Company has changed management at The Company Store and is in the process of improving the offer, both in terms of merchandise and presentation, and it has been investing in Internet marketing. These initiatives appear to have stabilized the business.

•	Senior Hanover management believes that direct sourcing will be particularly helpful for The Company Store.

Domestications has consistently accounted for approximately one-third of Hanover’s net merchandise sales over the past three years (excluding Gump’s sales) and in 2005 generated net merchandise sales of $107.5 million. This brand, however, has generated low profits during this time frame, and while its performance improved in 2005, Domestications was still able to produce only $2.5 million in EBITDA last year.

The other large brand for Hanover is Silhouettes, which posted net merchandise sales of just under $50 million in 2005 and contributed $6.2 million of EBITDA. For the past three years Silhouettes has generated 14%-15% of Company net merchandise sales (exclusive of Gump’s) and roughly one-fifth of corporate EBITDA (again, excluding Gump’s, non-recurring items, and overhead).

The other catalog titles’ financial performances are summarized below.

•

Total Men’s. The combined International Male and UnderGear businesses generated $20.0 million in net merchandise sales in 2005, down from $23.4 million in 2004 and $24.6 million in 2003. The operation has seen its profitability decline as well. Total

Men’s EBITDA dropped from $1.7 million in 2003 to $1.2 million in 2004 and $0.7 million in 2005.

•

Keystone. Keystone Internet Services, LLC (“Keystone”) was established in 1997 by Hanover. Keystone provides business-to-business fulfillment, call center, information technology, distribution, and related services. Fulfillment sales (which in the Company’s statements are referred to as net merchandise sales) through Keystone exceeded $15 million in 2005, up sharply from $9.5 million in 2004 and $8.5 million in 2003. Profitability at Keystone has turned around over the last three years. In 2003 and 2004 Keystone reported negative EBITDA of $4.4 million and $3.2 million, respectively; in June of 2005, however, Improvements’ contract was renegotiated and 2005 EBITDA totaled $0.6 million.

•

Scandia. While Scandia is often included as part of The Company Store, on a stand-alone basis it represents a strong niche business. Net merchandise sales have grown from $3.3 million in 2003 to $4.3 million in 2004 and $5.2 million in 2005. These incremental sales dollars have contributed significantly higher profits – in 2003, Scandia generated $0.6 million in EBITDA; in 2005, this figure was $1.2 million.

•

Outlets. The Company uses its outlet stores to clear mark-downs and liquidate slow-moving merchandise. Including The Company Store outlets, Hanover generated $3.8 million in net merchandise sales in 2005, down from $4.6 million in 2004 and $4.9 million in 2003. The Company’s outlets have consistently lost money during the past three years, with EBITDA dropping to negative $0.5 million in 2005.

•	Membership.
-

Third-Party Membership Programs. The Company markets and offers a variety of membership programs to its catalog customers through Hanover’s call centers when they call to place an order. Hanover also offers membership programs on its websites. The membership programs offer members discounts on a wide variety of goods and services. Initially, prospective members participate in a 30-day trial period that, unless canceled, is automatically converted into a one-year membership. Memberships are automatically renewed at the end of each year unless canceled by the member.

•

Until March of 2006, Hanover marketed membership programs provided by Vertrue. After the expiration of the agreement with Vertrue, the Company began offering similar membership programs provided by Encore Marketing International (“Encore”) under a two-year agreement. The economic terms of the Encore program were more favorable to the Company than those under the Vertrue agreement. In fact, the terms were so favorable that Encore subsequently asked for relief from Hanover. While the pricing structure was attractive to the Company, Encore was not providing Hanover with the deliverables it was expecting. As a result, this relationship was terminated, and Hanover has contracted with United Marketing Group (“UMG”).

-

Buyers’ Club. Hanover customers may purchase memberships in a number of the Company’s catalog Buyers’ Club programs for an annual fee. The Buyers’ Clubs offer members merchandise discounts or free delivery and service charge, advance notice of sales, and other benefits. The Company uses Buyers’ Club programs to promote catalog loyalty, repeat business, and to increase sales.

-

Membership programs are extremely profitable for the Company. In fact, in 2005 membership income of $10.7 million exceeded operating cash flow from all other Hanover brands except The Company Store. Membership income totaled $7.0 million in 2004.

Challenges

•

In response to the discovery during the second half of 2004 of errors in the Company’s accounting treatment of certain items, it was determined in the third quarter of 2004 that the Company needed to restate previously filed financial statements (“Restatement”). Shortly thereafter, the audit committee of the Board of Directors launched an independent investigation relating to the Restatement and other accounting-related matters and engaged independent counsel to conduct the investigation. The Company was notified in January 2005 by the Securities and Exchange Commission (“SEC”) that it was conducting an informal inquiry into the Company’s financial results and financial reporting since 1998. On October 20, 2005, the audit committee dismissed KPMG LLP (“KPMG”) as the Company’s independent auditors and thereafter engaged Goldstein Golub Kessler LLP (“GGK”). GGK completed its audit of the Company’s 2004, 2003, and 2002 fiscal year-end financial statements and its review of the Company’s quarterly financial statements for the third fiscal quarter of 2004 and the first three quarters of 2005 in February of 2006. On February 21, 2006, the Company filed the past due periodic reports with the SEC. Since those filings, the Company has filed its periodic reports on a timely basis.

•

As a result of the going-private proposal discussed above, three substantially identical complaints have been filed against the Company, Chelsey, and each of the Company’s directors. In each complaint, the plaintiffs challenge Chelsey’s going-private proposal and allege, among other things, that the consideration to be paid in the going private proposal was unfair and grossly inadequate. In each complaint, plaintiffs seek class action certification, preliminary and permanent injunctive relief, rescission of the transaction if the offer is consummated, and unspecified damages.

-	The Company believes that the complaints are without merit and intends to defend its interests vigorously.
•

The Company was involved in four lawsuits instituted by former employees arising from the Company’s denial of change in control (“CIC”) benefits under compensation continuation plans following the termination of employment. Two of these cases have been settled and two of these cases remain pending.

-	The Company believes that it properly denied CIC benefits with respect to each of the two former employees and that it has meritorious defenses in each of the cases and plans a vigorous defense.
-

In addition, the Company is involved in various routine lawsuits of a nature that is deemed customary and incidental to its businesses. In the opinion of management, the ultimate disposition of these actions will not have a material adverse effect on the Company’s financial position, results of operations, or cash flows.

Prospects

According to senior management, each of Hanover’s titles faces strong competition in each of their respective markets and new competitors are entering on a regular basis. With the growth of the Internet consumers can more easily compare pricing and quality of merchandise from a wide variety of retailers. This is putting downward pressure on retail prices. The Company exchanges or rents customer lists from many of its competitors when sending out prospecting catalogs. Heightened competition increases the risk that some (or many) of these providers will no longer share their lists with Hanover. The following list highlights various competitors by catalog title.

•	The Company Store
-	Linen Source
-	Garnett Hill
-	Pottery Barn
-	Lands’ End
•	Domestications
-	Brylane Home
-	Wal-Mart
-	Target
•	Silhouettes
-	Lane Bryant
-	Jessica London
-	Roamans
-	Willow Ridge
•	Men’s
-	J. Crew
-	Blair
-	Bachrach

In addition to strong competition, in 2007 the Company will face significantly higher postage costs due to the USPS’s anticipated rate increases ($5.0 million higher than 2006), increased expenses associated with Sarbanes Oxley compliance initiatives (estimated at

$3.0 million in 2007 and approximately $1.5 million per year thereafter), a $3.2-million reduction to EBITDA due to the change in third-party upsell providers and the associated accounting treatments, as well as the loss of the third-party fulfillment revenues generated through services provided to Gump’s, the National Geographic Society, and Improvements which will negatively impact earnings by an anticipated $2.0 million.

Partially offsetting these challenges will be lower printing and pre-press costs due to new contracts entered into in 2006 (anticipated savings – $3.7 million) and plans to lower merchandise costs by 90 basis points (anticipated savings – $2.9 million) through the use of global sourcing and a new China buying office being established (at a cost of $0.4 million). In addition, management is assuming improved productivity in the Company’s distribution center and greater capacity, which will be realized through the elimination of third-party fulfillment services (anticipated savings – $1.5 million).

Management expects Hanover’s brands to grow in the low- to mid-single-digit range going forward. Growth is projected to come from both increases in circulation and a significant increase in Internet spending (of $2.5 million) on key-word and trademark searches and Netplus Internet management services.

VALUATION

Methodologies

In determining the fair market value of the enterprise value and the equity value of Hanover, we performed valuation analyses of the Company using the following methods:

•	An analysis of Hanover’s projected future cash flows, discounted back to present value at a rate appropriate for the relative risk of achieving these cash flows;
•	An analysis of market prices and resulting valuation multiples for publicly traded companies engaged in business activities that may be considered comparable to those of Hanover; and
•

An analysis of transaction prices and resulting valuation multiples for selected acquisitions that have been completed where the acquired company participated in industries with standard industrial classification (“SIC”) codes of 7331 (direct mail advertising services), 5719 (miscellaneous home furnishings stores), 5611 (men’s and boys’ clothing stores), and 5961 (catalog and mail-order houses).

All analyses using stock price data have been prepared using stock prices as of the close of trading on October 30, 2006.

Valuation Summary

We conclude that the range of fair market value of Hanover Direct, Inc., on an enterprise basis, is $64 to $67 million.

Implied Equity Value Range

(dollars in millions)

	Low	High
Enterprise Value	$ 63.5	$ 67.0
Net debt[1]	110.0	110.0
GAH Adjustments	(22.3)	(23.8)
Equity value	(24.2)	(19.2)

We conclude that the range of fair market value of Hanover Direct, Inc., on an equity basis, is -$24 to -$19 million.1

_________________________

1 Assuming that as of September 30, 2006 the Company had $1.493 million of Wachovia Tranche A term loans, Wachovia revolver of $15.556 million, Chelsea Capital facility of $20.0 million, current capital lease obligations of $0.338 million, preferred stock of $72.689 million, less cash and cash equivalents of $0.061 million on its balance sheet.

Discounted Cash Flow Analysis

ASSUMPTIONS

•	Management estimates for the years 2006 through 2009.
•	Terminal year earnings before interest, taxes, depreciation, and amortization (“EBITDA”) multiples of between 6.5x and 8.0x.
•	Weighted average cost of capital (“WACC”) of 21.4%.
•	Detailed calculations are presented in Appendix B.

ENTERPRISE VALUE RESULTS

		WACC
		20.4%	20.9%	21.4%	21.9%	22.4%	Average
	6.5	$ 38.6	$ 38.1	$ 37.7	$ 37.2	$ 36.8	$ 37.7
EBITDA	7.0	41.1	40.6	40.1	39.6	39.2	40.1
Multiple	7.5	43.6	43.1	42.6	42.0	41.5	42.6
	8.0	46.1	45.5	45.0	44.4	43.9	45.0

Guideline Public Company Analysis

METRICS

•	Time frame
-	Projected fiscal year ended December 31, 2006
-	Latest 12-months ended September 30, 2006
•	Valuation multiples
-	Earnings before interest and taxes (“EBIT”)
-	Earnings before interest, taxes, depreciation, and amortization (“EBITDA”)
-	Total assets
•	Guideline companies analyzed
-	Blair Corporation
-	Blyth, Inc.
-	Bed Bath & Beyond, Inc.
-	Cabela’s, Inc.
-	Charming Shoppes, Inc.
-	Sharper Image, Inc.
-	Yankee Candle Company, Inc.
•	Public companies considered, but not included, in comparable company analysis
-	Bebe Stores, Inc.
-	Casual Male Retail Group, Inc.
-	Dover Saddlery, Inc.
-	Hartmarx Corp.
-	J. Crew, Inc.
-	RedEnvelope, Inc.
-	Under Armour Inc.
-	United Retail Group, Inc.
•	Detailed financial analyses are presented in Appendix C.

RESULTS2

Valuation Summary	Hanover Direct	Multiple	Enterprise Value
Projected 12-months ended December 31, 2006
EBIT	$ 5.6	12.5	$ 69.6
EBITDA	8.0	9.3	73.8

Latest 12-months ended September 30, 2006
EBIT	7.5	11.3	84.4
EBITDA	10.0	6.9	69.0
Total assets	127.9	0.4	55.1

Implied Values Based On			Enterprise Value
	Low		$ 69.6
Fiscal year ending December 31, 2006	Median		71.7
	High		73.8
	Low		55.1
Latest 12-months ended September 30, 2006	Median		69.0
	High		84.4

	Selected Range		Enterprise Value
	Median		$ 69.6
	Mean		70.4

_________________________

2 December 31, 2006 earnings are applied to median multiples from guideline companies analyzed. September 30, 2006 earnings are applied to low multiples from guideline companies analyzed.

Precedent Transaction Analysis

METRICS

•

Total of 56 transactions for which financial information is publicly available since May 1, 2000 in SIC codes of 7331 (direct mail advertising services), 5719 (miscellaneous home furnishings stores), 5611 (men’s and boys’ clothing stores), and 5961 (catalog and mail-order houses).

•	Time frame
-	Projected 12 months ended December 31, 2006
•	Valuation multiples
-	EBITDA
-	EBIT
•	See Appendix D for a detailed summary of included transactions.

RESULTS3

(figures in millions)	Hanover Direct	Selected Multiple	Enterprise Value
Fiscal year ending December 31, 2006 EBIT	$ 5.6	11.1	$ 62.0
Fiscal year ending December 31, 2006 EBITDA	8.0	7.7	61.5

_________________________

3 Based on mean valuation multiples derived from precedent transactions.

Analysis of Previous Offers

METRICS

•	Seven offers in the past five years to acquire the assets of Hanover, the common and preferred shares of Hanover, and/or one of its subsidiary companies.
•	Two of the seven offers were excluded from our analysis.
-	Palmetto Partners LLC offer dated March 4, 2004 (understanding of offer inconsistent with valuation).
-	Carey Property Advisors offer dated March 29, 2004 (sale and lease back of distribution in Roanoke, VA).
•	Valuation multiples
-	Estimated EBITDA
•	These acquisition proposals are summarized in greater detail in Appendix E.

RESULTS

	Palmetto 10/19/06	Crosstown 4/23/04	Avalon 03/01/04	Charming 04/28/04	Pipkorn 04/30/04
Total consideration	$ 109.5	$22.0 - $24.0	$ 10.5	$ 22.0	$ 2.3
Estimated EBITDA	14.5	4.4 - 4.8	2.3	4.3	0.6
Implied EBITDA multiple	7.6x	5.0x	4.6x	5.1x	3.6x
Fiscal year ending December 31, 2006 EBITDA	8	8.0	8.0	8.0	8.0
Enterprise value	$ 60.6	$ 40.1	$ 36.6	$ 41.0	$ 28.9

Low	$ 28.9
Median	40.1
High	60.6

Valuation Adjustments

•	Series C Participating Preferred Stock
-	Calculate the present value of the Series C Participating Preferred Stock (“Series C Pfd”) assuming.
-	Discount rates equal to Hanover’s calculated weighted average cost of capital used in the DCF analysis (i.e., 21% to 23%).
-	October 1, 2008 redemption date.
-	Implication
•	Present value of projected future Series C Pfd obligation equals $48.9 million to $50.4 million.
•	These present value figures are less than the recorded value on the Company’s balance sheet by $22.3 million to $23.8 million.
•	These calculations are set forth in Appendix F.
•	Concluded enterprise values are unaffected; concluded equity values increase.
-	Observation
•

The discount rates used here to calculate the present value of the Series C Pfd are not the only discount rates that could be applied. The 21% to 23% range is consistent with the weighted average costs of capital used in the DCF methodology. Given Hanover’s financial challenges, and given the magnitude of this obligation relative to the overall value of the Company, it is appropriate, in our opinion, to use these kinds of equity-like discount rates.

•	The risks that the holder of the Series C Pfd faces are tantamount to equity risks, under the financial circumstances, and as such this instrument should be valued with equity rates of return.
•

If the situation was different, i.e., if Hanover’s financial performance was significantly stronger and the ability to retire the Series C Pfd at its fully accrued $72.7 million was much less in doubt, then a lower discount rate would be appropriate to apply. Appendix F sets forth a range of such discount rates and the resulting present value for the Series C Pfd.

•

Ultimately, the use of higher discount rates reduces the present value of the Series C Pfd. Because debt and preferred stock (which is senior to common stock and has liquidation preference) are subtracted from enterprise value when establishing equity value, a lower preferred stock valuation leads, by definition, to a higher common stock valuation. In our opinion this is another reason to use the discount rates that we did.

•	Net operating losses
-	Treat the Company’s net operating loss (“NOL”) carryforwards as a separate asset that has discrete value.
-	Project future Hanover profits and determine when NOLs will be available for use to reduce future income taxes.
-	Discount rates equal to Hanover’s calculated weighted average cost of capital used in the DCF analysis (i.e., 21% to 23%).
-	Implication
•	Present value of projected NOL tax shield equals $3.2 million to $3.6 million (see Appendix G for a detailed summary of these calculations).
•	Concluded enterprise and equity values increase.
-	Observation
•

As with the Series C Pfd, the selection of discount rates with which to value NOLs is subject to debate. In this case, we have again used the same discount rates that were used in the DCF analysis, and for the same reasons that we used these rates to value the Series C Pfd. The ability to utilize net operating loss carryforwards hinges on the Company’s ability to generate positive pretax income. As management’s projections show, Hanover is not expected to earn positive pretax income for some time. The ability to realize value from the NOL is subordinate to interest payments, for example, which, in our opinion, makes the use of equity-like discount rates appropriate.

•	Elimination of unprofitable titles
-

Management is forecasting significant operating losses for certain of the Company’s titles in 2006 and for the next three years. At the EBITDA level these losses are estimated to equal $1.2 million in 2006.

-

Assuming for the sake of analysis that these titles were excluded from management’s projections, and that for valuation purposes the 2006 losses were treated as non-recurring, then it is reasonable to assume that the Company’s overall value would be increased.

-	Appendix H presents these hypothetical calculations.
-	Implication
•	Increased EBITDA and EBIT translate directly into higher enterprise values; increased net income translates into higher equity value.
•

Applying multiples derived from the guideline public company and precedent M&A transactions methodologies to this $1.2 million restatement produce an increase in enterprise and equity value of $5.3 million to $8.4 million.

•	Concluded enterprise and equity values increase.

Valuation Adjustment Summary

-	Series C Participating Preferred Stock
•	Enterprise value – no impact
•	Equity value – $22.3 to $23.8 million
-	Net operating losses
•	Enterprise value – $3.2 to $3.6 million
•	Equity value – $3.2 to $3.6 million
-	Elimination of unprofitable titles
•	Enterprise value – $5.3 to $8.4 million
•	Equity value – $5.3 to $8.4 million
-	Total adjustments
-	Enterprise value – $8.5 to $12.0 million
-	Equity value – $30.8 to $35.8 million

Hanover Direct, Inc. Common Stock

The Company’s common stock’s trading history is summarized in Appendix I. It is important to recognize that Hanover’s common stock does trade publicly, and that all else being equal, a publicly traded security’s value is generally consider the definition of fair market value, on a marketable minority basis. In the case of Hanover, however, it is our opinion that the Company’s common stock price is not indicative of fair market value, which we have demonstrated in the foregoing analyses, and that it is trading on a speculative, as opposed to an economic, basis. In our opinion the trading behavior of the stock – sharp price swings on low volumes, extremely thin trading, having been halted for several weeks – all suggest that investors are speculating on potential future financial gains and not on the Company’s fundamentals.

APPENDIX A

Hanover Direct, Inc.

Historical Financial Statements

For The Years Ended December 31, 2001 - 2005 And For The 12-Month Period Ended September 30, 2006

(figures in thousands)

						LTM
						Ended
INCOME STATEMENT	2001	2002	2003	2004	2005	30-Sep-06

Sales	$ 532.165	$ 456.990	$ 370.096	$ 360.526	$ 407.442	$ 423.449
Cost of goods sold	339.556	290.383	233.552	216.940	252.991	267.592
Gross profit	192.609	166.607	136.544	143.586	154.451	155.857

Operating expenses
General and administrative expenses	56.727	53.322	42.657	40.374	32.562	35.956
Selling expenses	141.140	105.448	89.722	90.903	101.956	111.629
Depreciation and amortization	7.430	5.650	4.093	3.312	2.866	2.366
Write-down of inventory of discontinued catalogs	-	-	-	-	-	-
Special (charges)/credits	11.277	4.398	0.215	1.684	(0.069)	(0.062)
Total operating expenses	216.574	168.818	136.687	136.273	137.315	149.889
Reported operating income (EBIT)	(23.965)	(2.211)	(0.143)	7.313	17.136	5.968

Other/non-recurring items
Interest expense	6.529	5.477	11.715	5.105	8.146	9.348
Gain on sale of Gump’s business	-	-	1.215	2.967	2.996	-
Gain on sale of Kindig lane property	1.529	-	-	-	-	-
Gain on sale of improvements business	23.240	0.570	1.911	-	-	-
Total other items	24.769	0.570	3.126	2.967	2.996	-
Pretax income	(5.725)	(7.118)	(8.732)	5.175	11.986	(3.380)

Income taxes	0.120	3.791	11.328	0.174	0.029	-
Net income	$ (5.845)	$ (10.909)	$ (20.060)	$ 5.001	$ 11.957	$ (3.380)

Adjustments
Income taxes	$ 0.120	$ 3.791	$ 11.328	$ 0.174	$ 0.029	$ -
Interest expense	6.529	5.477	4.515	5.105	8.146	9.348
Discontinued operations	-	-	-	-	-	-
Special (charges)/credits	11.277	4.398	1.308	1.684	(0.069)	(0.076)
Severance and termination costs	-	-	0.725	2.607	0.760	0.760
Facility exit costs	-	-	-	0.201	-	-
(Gains)/losses from litigation	-	-	(3.300)	1.152	(1.929)	0.841
Total adjustments	17.926	13.666	14.576	10.923	6.937	10.873
Adjusted EBIT	$ (12.688)	$ 2.187	$ (1.410)	$ 12.957	$ 15.898	$ 7.493

Depreciation and amortization	10.931	8.762	5.234	3.496	3.013	2.459
Adjusted EBITDA	$ (1.757)	$ 10.949	$ 3.824	$ 16.453	$ 18.911	$ 9.952

Hanover Direct, Inc.

Historical Financial Statements

As Of December 31, 2001 - 2005 And September 30, 2006

(figures in thousands)

BALANCE SHEET	2001	2002	2003	2004	2005	30-Sep-06

ASSETS
Current assets
Cash, marketable securities, and equivalents	$ 1.121	$ 0.785	$ 2.282	$ 0.510	$ 0.275	$ 0.061
Accounts receivable, net	19.456	16.945	14.335	17.819	16.518	13.085
Inventory	59.223	53.131	42.806	53.147	51.356	58.558
Other current assets	20.920	17.426	16.724	20.126	20.311	22.647
Total current assets	100.720	88.287	76.147	91.602	88.460	94.351

Non-current assets
Property, plant, and equipment, net	34.232	29.233	27.778	24.624	20.189	21.362
Goodwill	9.278	9.278	9.278	9.278	8.649	8.649
Intangible assets, net	-	-	-	-	-	-
Other long-term assets	13.431	13.302	3.344	4.995	4.879	3.496
Total non-current assets	56.941	51.813	40.400	38.897	33.717	33.507
Total assets	$ 157.661	$ 140.100	$ 116.547	$ 130.499	$ 122.177	$ 127.858

LIABILITIES AND OWNERS’ EQUITY
Current liabilities
Accounts payable	$ 46.348	$ 42.873	$ 42.742	$ 29.544	$ 27.043	$ 20.593
Accrued expenses	25.132	26.351	17.088	20.535	12.341	14.029
Current portion of long-term debt	16.685	12.621	13.468	16.690	10.105	32.095
Current portion of capital leases	-	-	-	-	-	-
Revolving debt, line of credit, etc.	-	-	-	-	-	-
Other current liabilities	5.143	5.822	13.248	14.211	12.964	17.462
Total current liabilities	93.308	87.667	86.546	80.980	62.453	84.179

Non-current liabilities
Long-term debt	13.025	12.508	9.042	11.196	12.543	0.259
Capital leases	-	-	-	-	-	-
Other long-term liabilities	10.233	6.387	4.609	3.286	0.040	0.080
Preferred stock	76.823	92.379	72.689	72.689	72.689	72.689
Total long-term liabilities	100.081	111.274	86.340	87.171	85.272	73.028
Total liabilities	193.389	198.941	172.886	168.151	147.725	157.207

Owners’ equity
Paid-in capital	93.558	93.625	0.222	0.225	0.225	0.225
Capital in excess of par value	351.558	337.507	450.407	460.744	460.891	460.952
Retained earnings	(477.497)	(486.627)	(503.622)	(498.621)	(486.664)	(490.526)
Less: treasury stock/notes receivable	(3.347)	(3.346)	(3.346)	-	-	-
Total owner’s equity	(35.728)	(58.841)	(56.339)	(37.652)	(25.548)	(29.349)
Total liabilities and owners’ equity	$ 157.661	$ 140.100	$ 116.547	$ 130.499	$ 122.177	$ 127.858

APPENDIX B

Hanover Direct, Inc.

Discounted Cash Flow Analysis - Projected Income Statement and Margin Analysis

(dollars in millions)

	Historical
Income Statement	2001	2002	2003	2004	2005

Revenues	$532.165	$456.990	$370.096	$360.526	$407.442
% growth	-11.7%	-14.1%	-19.0%	-2.6%	13.0%

Cost of goods sold	339.556	290.383	233.552	216.940	252.991
Gross profit	192.609	166.607	136.544	143.586	154.451

Operating expenses	216.574	168.818	136.687	136.273	137.315
Reported EBIT	(23.965)	(2.211)	(0.143)	7.313	17.136

Depreciation and amortization	9.271	6.982	5.234	3.496	3.013
Reported EBITDA	(14.694)	4.771	5.091	10.809	20.149

Adjustments
Operating expense	11.277	4.398	3.506	5.840	(1.238)
Adjusted EBIT	(12.688)	2.187	3.363	13.153	15.898

Cash flow	-	-	-	-	-
Adjusted EBITDA	(3.417)	9.169	8.597	16.649	18.911

Income tax provision @ 40%	(5.075)	0.875	1.345	5.261	6.359

NOPAT	$(7.613)	$ 1.312	$ 2.018	$ 7.892	$ 9.539

Cash Flow Statement

Sources of cash
NOPAT	$(7.613)	$ 1.312	$ 2.018	$ 7.892	$ 9.539
Depreciation and amortization	9.271	6.982	5.234	3.496	3.013
Total sources of cash	1.658	8.294	7.252	11.388	12.552

Uses of cash
Capital expenditures	1.627	0.639	1.895	0.840	1.664
Incremental working capital obligations	22.976	(10.520)	(11.669)	26.015	9.035
Total uses of cash	24.603	(9.881)	(9.774)	26.855	10.699
Free cash flow	$(22.945)	$ 18.175	$ 17.026	$(15.467)	$ 1.853

Margin Analysis

Net sales	100.0%	100.0%	100.0%	100.0%	100.0%

Cost of goods sold	63.8%	63.5%	63.1%	60.2%	62.1%
Gross profit	36.2%	36.5%	36.9%	39.8%	37.9%

Operating expenses	40.7%	36.9%	36.9%	37.8%	33.7%
Reported EBIT	-4.5%	-0.5%	0.0%	2.0%	4.2%

Depreciation and amortization	1.7%	1.5%	1.4%	1.0%	0.7%
Reported EBITDA	-2.8%	1.0%	1.4%	3.0%	4.9%

Adjustments
Operating expense	2.1%	1.0%	0.9%	1.6%	-0.3%
Adjusted EBIT	-2.4%	0.5%	0.9%	3.6%	3.9%

Cash flow	0.0%	0.0%	0.0%	0.0%	0.0%
Adjusted EBITDA	-0.6%	2.0%	2.3%	4.6%	4.6%

Income tax provision @ 40%	-1.0%	0.2%	0.4%	1.5%	1.6%

NOPAT	-1.4%	0.3%	0.5%	2.2%	2.3%

Hanover Direct, Inc.

Discounted Cash Flow Analysis - Projected Income Statement and Margin Analysis

(dollars in millions

	LTM	Projected
Income Statement	30-Sep-06	2006	2007	2008	2009

Revenues	$423.449	$418.577	$418.753	$434.440	$459.458
% growth	3.9%	2.7%	0.0%	3.7%	5.8%

Cost of goods sold	267.592	260.452	253.009	255.817	268.360
Gross profit	155.857	158.126	165.744	178.624	191.098

Operating expenses	149.889	154.538	164.902	173.824	185.336
Reported EBIT	5.968	3.587	0.842	4.800	5.762

Depreciation and amortization	2.459	2.441	2.536	3.314	3.227
Reported EBITDA	8.427	6.028	3.378	8.114	8.989

Adjustments
Operating expense	1.525	-	-	-	-
Adjusted EBIT	7.493	3.587	0.842	4.800	5.762

Cash flow	-	1.994	3.948	1.804	0.739
Adjusted EBITDA	9.952	8.022	7.326	9.918	9.728

Income tax provision @ 40%	2.997	1.435	0.337	1.920	2.305

NOPAT	$ 4.496	$ 2.152	$ 0.505	$ 2.880	$ 3.457

Cash Flow Statement

Sources of cash
NOPAT	$ 4.496	$ 2.152	$ 0.505	$ 2.880	$ 3.457
Depreciation and amortization	2.459	2.441	2.536	3.314	3.227
Total sources of cash	6.955	4.593	3.041	6.194	6.684

Uses of cash
Capital expenditures	2.735	2.600	7.400	3.000	1.700
Incremental working capital obligations	6.369	(1.175)	(6.353)	0.369	2.062
Total uses of cash	9.104	1.425	1.047	3.369	3.762
Free cash flow	$(2.149)	$ 3.168	$ 1.994	$ 2.825	$ 2.922

Margin Analysis

Net sales	100.0%	100.0%	100.0%	100.0%	100.0%

Cost of goods sold	63.2%	62.2%	60.4%	58.9%	58.4%
Gross profit	36.8%	37.8%	39.6%	41.1%	41.6%

Operating expenses	35.4%	36.9%	39.4%	40.0%	40.3%
Reported EBIT	1.4%	0.9%	0.2%	1.1%	1.3%

Depreciation and amortization	0.6%	0.6%	0.6%	0.8%	0.7%
Reported EBITDA	2.0%	1.4%	0.8%	1.9%	2.0%

Adjustments
Operating expense	0.4%	0.0%	0.0%	0.0%	0.0%
Adjusted EBIT	1.8%	0.9%	0.2%	1.1%	1.3%

Cash flow	0.0%	0.5%	0.9%	0.4%	0.2%
Adjusted EBITDA	2.4%	1.9%	1.7%	2.3%	2.1%

Income tax provision @ 40%	0.7%	0.3%	0.1%	0.4%	0.5%

NOPAT	1.1%	0.5%	0.1%	0.7%	0.8%

Hanover Direct, Inc.

Discounted Cash Flow Method - Present Value Calculations and Summary of Results

(figures in millions)

Weighted average cost of capital	21.4%

Projections
	2006	2007	2008	2009	CAGR
Revenues	$ 418.577	$ 418.753	$ 434.440	$ 459.458	3.0%
Adjusted EBIT	3.587	0.842	4.800	5.762	-22.4%
Adjusted EBITDA	8.022	7.326	9.918	9.728	-15.3%
NOPAT	2.152	0.505	2.880	3.457	-22.4%
Free cash flow	3.168	1.994	2.825	2.922	12.1%

DCF free cash flow	$ 0.528	$ 1.994	$ 2.825	$ 2.922

Present Value Calculations		Weighted average cost of capital
		20.4%	20.9%	21.4%	21.9%	22.4%	Average

Present value of 2006 - 2009 available cash flow		$ 6.138	$ 6.099	$ 6.060	$ 6.022	$ 5.985	$ 6.061

Plus:
Present value of terminal year
EBITDA multiple	6.5	$ 32.470	$ 32.046	$ 31.630	$ 31.221	$ 30.819	$ 31.637
	7.0	34.967	34.511	34.063	33.623	33.190	34.071
	7.5	37.465	36.976	36.496	36.024	35.560	36.504
	8.0	39.963	39.442	38.929	38.426	37.931	38.938

Equals:
Enterprise value
EBITDA multiple	6.5	$ 38.607	$ 38.145	$ 37.690	$ 37.243	$ 36.804	$ 37.698
	7.0	41.105	40.610	40.124	39.645	39.174	40.132
	7.5	43.603	43.075	42.557	42.047	41.545	42.565
	8.0	46.100	45.540	44.990	44.448	43.916	44.999

(a) See "Calculations and Factors" on following page.

Hanover Direct, Inc.

Discounted Cash Flow Analysis

Calculations and Factors

(figures in millions)

						Terminal
Cash Flow Valuation		2006	2007	2008	2009	Year

Number of years to cash flows		0.08	0.67	1.67	2.67	3.17

Discount factor	20.4%	1.0156	1.1317	1.3624	1.6401	1.7995
	20.9%	1.0159	1.1348	1.3718	1.6583	1.8233
	21.4%	1.0163	1.1379	1.3813	1.6767	1.8473
	21.9%	1.0166	1.1411	1.3908	1.6952	1.8715
	22.4%	1.0170	1.1442	1.4003	1.7138	1.8959

						Total
Present value of cash flows	20.4%	$ 0.520	$ 1.762	$ 2.073	$ 1.782	$ 6.138
	20.9%	0.520	1.758	2.059	1.762	6.099
	21.4%	0.520	1.753	2.045	1.743	6.060
	21.9%	0.519	1.748	2.031	1.724	6.022
	22.4%	0.519	1.743	2.017	1.705	5.985

Terminal Year Valuations

EBITDA multiple		6.5	7.0	7.5	8.0

Value in terminal year		$ 58.430	$ 62.925	$ 67.419	$ 71.914
		58.430	62.925	67.419	71.914
		58.430	62.925	67.419	71.914
		58.430	62.925	67.419	71.914
		58.430	62.925	67.419	71.914

Present value	20.4%	$ 32.470	$ 34.967	$ 37.465	$ 39.963
	20.9%	32.046	34.511	36.976	39.442
	21.4%	31.630	34.063	36.496	38.929
	21.9%	31.221	33.623	36.024	38.426
	22.4%	30.819	33.190	35.560	37.931

Hanover Direct, Inc.

Discounted Cash Flow Analysis – Cost of Capital

October 30, 2006

(in millions, except per share data)

	Blair Corp.	Sharper Image Inc.	Blyth Inc.	Bed Bath & Beyond Inc.	Cabela's Inc.	Charming Shoppes Inc.	Yankee Candle Company Inc.

Levered (observed) beta	0.35	1.05	0.52	0.69	1.52	0.90	1.13

Market value of debt, net	($27.1)	($34.3)	$109.9	($817.2)	$217.3	($79.4)	$231.4
Market value of preferred	0.0	0.0	0.0	0.0	0.0	0.0	0.0
Market value of minority	0.0	0.0	0.0	0.0	0.0	0.0	0.0
Total net debt	($27.1)	($34.3)	$109.9	($817.2)	$217.3	($79.4)	$231.4
Market value of equity	122.1	166.4	973.5	11,696.5	1,639.4	2,114.7	1,435.1
Total invested capital	$94.9	$132.0	$1,083.4	$10,879.3	$1,856.6	$2,035.3	$1,666.5

Debt/equity ratio (D/E)	-22.24%	-20.62%	11.29%	-6.99%	13.25%	-3.76%	16.12%
Debt/capital ratio (D/C)	-28.60%	-25.98%	10.14%	-7.51%	11.70%	-3.90%	13.88%
Equity/capital ratio (E/C)	128.60%	125.98%	89.86%	107.51%	88.30%	103.90%	86.12%

Unlevered beta	0.40	1.20	0.49	0.72	1.41	0.92	1.03
Weighted by invested capital	0.00	0.01	0.03	0.44	0.15	0.11	0.10

	25th		75th
	Percentile	Median	Percentile

Levered (observed) beta	0.61	0.90	1.09

Debt/equity ratio (D/E)	-13.81%	-3.76%	12.27%
Debt/capital ratio (D/C)	-16.75%	-3.90%	10.92%
Equity/capital ratio (E/C)	116.75%	103.90%	89.08%

Unlevered beta (a)	0.61	0.92	1.11
Weighted unlevered beta (b)		0.83

Cost of equity calculation

Risk-free rate of return	4.98%	(20-year constant maturity treasury bond rate as of 10/25/2006,
		Federal Reserve Statistical Release)
Equity risk premium	7.20%	(Ibbotson Associates' "SBBI Valuation Edition 2005 Yearbook")
Small-stock premium	9.80%	(Ibbotson Associates' "SBBI Valuation Edition 2005 Yearbook")
Marginal tax rate	40.00%

Capital structure assumptions
Target D/E ratio	0.00%	(Based on the median D/E ratio of guideline companies)
Unlevered beta	0.917	(Median unlevered beta for peer group)
Levered beta	0.917	(Based on the median unlevered beta)
Estimated cost of equity	21.39%	(Capital Asset Pricing Model; the risk-free rate of return plus the
		equity risk premium multiplied by levered beta plus the small-stock premium)
Weighted average cost of capital calculation

Cost of debt	6.43%	Moody's Baa
Target D/C ratio	0.00%
Target E/C ratio	100.00%

Estimated WACC	21.39%	(The cost of equity multiplied by the equity/capital ratio plus the cost
		of debt multiplied by the debt/capital ratio multiplied by one minus the tax rate)

(a)		The marginal tax rate is assumed to be 40.0%. Unlevered beta equals levered beta divided by the quantity one plus the debt/equity ratio multiplied by one minus the tax rate.

(b)		Unlevered beta weighted by the market value of invested capital of guideline companies.

APPENDIX C

Blair Corp.

AMEX: BL

Blair Corporation sells fashion apparel for men and women, as well as a range of home products in the United States. It offers womenswear, such as coordinates, dresses, tops, pants, skirts, lingerie, sportswear, suits, jackets, outerwear, and shoes; menswear, including suits, shirts, outerwear, active wear, slacks, shoes, and accessories; and home merchandise, such as bedspread ensembles, draperies, furniture covers, area rugs, bath accessories, kitchenware, gifts, collectibles, and personal care items. The company markets its products primarily by direct mail. It also offers its products through three retail stores, two in Pennsylvania and one in Delaware. Blair Corporation was founded by John L. Blair, Sr. in 1910. The company is headquartered in Warren, Pennsylvania.

ANNUAL INCOME STATEMENT

In Millions of U.S. Dollars (except per share items)	12 Months Ending					LTM 30-Jun-06
	31-Dec-01	31-Dec-02	31-Dec-03	31-Dec-04	31-Dec-05

Total revenue	$628.5	$606.8	$623.5	$540.8	$492.7	$463.6
Cost of revenue	285.9	268.7	275.7	235.0	204.1	195.6

Gross profit	342.5	338.0	347.8	305.9	288.6	268.0

Total operating expenses	327.7	306.8	324.5	282.4	266.6	263.6

Reported operating income	14.8	31.3	23.3	23.5	22.0	4.4

Interest expense	2.1	0.1	(0.1)	(0.1)	0.6	0.4
Other, net	0.0	0.0	0.3	0.2	(27.7)	(27.3)

Reported income before tax	12.7	31.1	23.2	23.4	49.1	31.4

Income tax	3.4	12.0	8.6	8.5	17.6	11.1

Reported net income	$9.3	$19.1	$14.5	$14.9	$31.5	$20.3

Non-standard items (after tax)	1.5	0.0	0.2	1.6	(13.8)	(27.7)

Adjusted net income (pre FAS 123)	$10.8	$19.1	$14.8	$16.5	$17.7	$14.7

Adjusted net income (post FAS 123)	$10.7	$18.8	$14.0	$15.8	$17.3	$3.2

Diluted EPS (post FAS 123)	$1.34	$2.34	$1.75	$1.91	$2.58	$0.30

ANNUAL BALANCE SHEET

In Millions of U.S. Dollars (except per share items)	As of

	31-Dec-01	31-Dec-02	31-Dec-03	31-Dec-04	31-Dec-05	30-Jun-06

Cash and short term investments	$5.7	$50.0	$36.4	$50.6	$53.1	$27.2
Total assets	$324.1	$344.1	$346.0	$351.2	$193.1	$162.4
Total debt	$16.2	$15.8	$15.5	$15.1	$0.0	$0.0
Minority interest	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0
Total liabilities	$82.3	$86.8	$77.2	$68.7	$66.7	$43.9
Total equity	$241.8	$257.3	$268.8	$282.6	$126.4	$118.4

Sharper Image

Nasdaq: SHRP

Sharper Image Corporation operates as a specialty retailer of electronics, recreation and fitness, personal care, house ware, travel, toy, gifts, and other categories of products. It has two store formats, The Sharper Image store and outlet stores. As of January 31, 2006, the company operated 186 The Sharper Image stores and 4 outlet stores in 37 states and the District of Columbia. Sharper Image markets and sells merchandise primarily through three sales channels: The Sharper Image stores; The Sharper Image catalog, which includes direct marketing activities and television infomercials; and the Internet. In addition, the company engages in wholesale operations. Sharper Image was founded in 1977 by Richard J. Thalheimer and is headquartered in San Francisco, California.

ANNUAL INCOME STATEMENT

In Millions of U.S. Dollars (except per share items)	12 Months Ending					LTM 30-Apr-06
	31-Jan-02	31-Jan-03	31-Jan-04	31-Jan-05	31-Jan-06

Total revenue	$389.1	$513.8	$647.5	$760.0	$669.0	$631.0
Cost of revenue	222.3	269.9	338.4	412.6	421.9	411.4

Gross profit	166.8	243.8	309.2	347.4	247.1	219.6

Total operating expenses	164.9	217.9	269.8	321.7	274.0	260.0

Reported operating income	1.8	25.9	39.4	25.7	(26.9)	(40.4)

Interest expense	(0.4)	0.1	(0.5)	(0.6)	(0.4)	(0.3)
Other, net	0.4	0.1	0.4	1.5	0.9	0.7

Reported income before tax	1.9	25.7	39.4	24.8	(27.4)	(40.8)

Income tax	0.8	10.6	16.3	10.2	(12.1)	(17.5)

Reported net income	$1.1	$15.2	$23.1	$14.7	($15.2)	($23.3)

Non-standard items (after tax)	0.4	0.1	0.4	2.4	1.1	0.0

Adjusted net income (pre FAS 123)	$1.5	$15.2	$23.6	$17.0	($14.1)	($22.1)

Adjusted net income (post FAS 123)	$0.3	$13.6	$21.6	$9.0	($17.6)	($25.7)

Diluted EPS (post FAS 123)	$0.03	$1.03	$1.41	$0.55	($1.17)	($1.73)

ANNUAL BALANCE SHEET

In Millions of U.S. Dollars (except per share items)	As of

	31-Jan-02	31-Jan-03	31-Jan-04	31-Jan-05	31-Jan-06	30-Apr-06

Cash and short term investments	$40.4	$55.6	$83.5	$94.0	$53.2	$34.9
Total assets	$162.5	$214.4	$315.3	$376.1	$328.8	$306.4
Total debt	$2.2	$0.0	$0.0	$0.0	$0.2	$0.6
Minority interest	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0
Total liabilities	$68.4	$97.0	$130.1	$170.1	$148.3	$138.5
Total equity	$94.1	$117.4	$185.3	$206.0	$180.4	$167.9

Blyth Inc.

NYSE: BTH

Blyth, Inc., together with its subsidiaries, operates as a home expressions company. The company operates in two segments, Direct Selling, and Catalog, Internet, and North American Wholesale Business. The Direct Selling segment offers scented candles, candle-related accessories, fragranced bath gels and body lotions, and other fragranced products under Purple Tree, Two Sisters Gourmet, and PartyLite brands in North America, Europe, and Australia. The Catalog, Internet, and North American Wholesale Business segment supplies household convenience items, photo albums, frames, holiday cards, personalized gifts, kitchen accessories, and gourmet coffee and tea under the Boca Java, Easy Comforts, Exposuresa, Home Marketplace, Miles Kimballa, and Walter Drakea brands. This segment also designs, manufactures, and distributes a range of home fragrance products; candle-related accessories; seasonal decorations, such as ornaments, artificial trees, and trim; and home decor products, such as picture frames, lamps, and textiles. The company sells these products to retailers, such as gift shops, specialty chains, department stores, food and drug outlets, mass retailers, and

North America under CBK, Carolina, Colonial, Colonial Candle of Cape Cod, Colonial at HOME, Edelman, Euro-Decor, Florasense, Gies, Liljeholmens, Seasons of Cannon Falls, and Triumph Tree brands. In addition, this segment offers chafing fuel, and tabletop lighting products and accessories for the away from home or foodservice trade under the Ambria, FilterMate, HandyFuel, and Sterno brands. Blyth, Inc. was founded in 1933 and is based in Greenwich, Connecticut.

ANNUAL INCOME STATEMENT

In Millions of U.S. Dollars (except per share items)	12 Months Ending					LTM 31-Jul-05
	31-Jan-02	31-Jan-03	31-Jan-04	31-Jan-05	31-Jan-06

Total revenue	$1,178.8	$1,288.6	$1,505.6	$1,586.3	$1,573.1	$1,570.8
Cost of revenue	601.8	648.3	781.9	814.6	859.8	871.8

Gross profit	577.0	640.3	723.7	771.7	713.3	699.0

Total operating expenses	456.5	484.8	570.6	602.4	657.1	658.3

Reported operating income	120.5	155.5	153.1	169.3	56.2	40.8

Interest expense	17.2	14.7	17.4	22.1	23.7	21.6
Other, net	(5.0)	30.0	(1.3)	(1.9)	0.4	0.4

Reported income before tax	108.3	110.8	136.9	149.1	32.0	18.7

Income tax	40.3	53.0	50.4	52.9	7.8	(7.6)

Reported net income	$68.0	$57.8	$86.4	$96.5	$24.9	$27.5

Non-standard items (after tax)	(17.5)	17.5	(14.3)	0.0	35.0	0.0

Adjusted net income (pre FAS 123)	$50.5	$75.3	$72.1	$96.5	$59.8	$62.5

Adjusted net income (post FAS 123)	$48.2	$72.5	$69.6	$94.1	$56.9	$59.6

Diluted EPS (post FAS 123)	$1.02	$1.56	$1.51	$2.16	$1.38	$1.46

ANNUAL BALANCE SHEET

In Millions of U.S. Dollars (except per share items)	As of

	31-Jan-02	31-Jan-03	31-Jan-04	31-Jan-05	31-Jan-06	31-Jul-05

Cash and short term investments	$135.4	$168.6	$229.7	$91.7	$242.1	$156.7
Total assets	$804.8	$860.1	$1,128.0	$1,075.8	$1,116.5	$832.6
Total debt	$191.7	$176.5	$293.9	$287.9	$371.7	$266.6
Minority interest	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0
Total liabilities	$336.7	$352.2	$539.0	$554.5	$622.7	$488.4
Total equity	$468.1	$507.9	$589.0	$521.3	$493.8	$344.2

Bed Bath & Beyond Inc.

Nasdaq: BBBY

Bed Bath & Beyond, Inc. and its subsidiaries operate as a national chain of retail stores in the United States. It operates stores under the Bed Bath & Beyond (BBB), Christmas Tree Shops (CTS), and Harmon trade names. The company sells an assortment of merchandise, primarily including domestic merchandise, such as bed linens and related items, bath items, and kitchen textiles; and home furnishings, including kitchen and tabletop items, fine tabletop, basic housewares, and general home furnishings, as well as food, giftware, and health and beauty care items. As of May 27, 2006, it operated 751 BBB stores, 30 CTS stores, and 38 Harmon stores. In addition, the company maintains two e-service fulfillment centers. Bed Bath & Beyond was founded by Leonard Feinstein and Warren Eisenberg in 1971. The company is headquartered in Union, New Jersey.

ANNUAL INCOME STATEMENT

In Millions of U.S. Dollars (except per share items)	12 Months Ending					LTM 26-Aug-06
	2-Mar-02	1-Mar-03	28-Feb-04	26-Feb-05	25-Feb-06

Total revenue	$2,928.0	$3,665.2	$4,478.0	$5,147.7	$5,809.6	$6,137.2
Cost of revenue	1,720.4	2,146.6	2,601.3	2,961.4	3,323.8	3,505.6

Gross profit	1,207.6	1,518.5	1,876.7	2,186.3	2,485.7	2,631.5

Total operating expenses	861.5	1,038.5	1,237.3	1,393.9	1,606.6	1,752.7

Reported operating income	346.1	480.1	639.3	792.4	879.2	878.8

Interest expense	0.0	0.0	0.0	0.0	0.0	0.0
Other, net	(11.0)	(11.3)	(10.2)	(18.8)	(35.9)	(40.4)

Reported income before tax	357.1	491.3	649.5	811.2	915.1	919.2

Income tax	137.5	189.2	250.1	306.2	342.2	340.7

Reported net income	$219.6	$302.2	$399.5	$505.0	$572.8	$578.5

Non-standard items (after tax)	0.0	0.0	0.0	0.0	0.0	0.0

Adjusted net income (pre FAS 123)	$219.6	$302.2	$399.5	$505.0	$572.8	$578.5

Adjusted net income (post FAS 123)	$200.0	$276.7	$370.1	$470.3	$541.4	$547.1

Diluted EPS (post FAS 123)	$0.67	$0.92	$1.21	$1.53	$1.81	$1.86

ANNUAL BALANCE SHEET

In Millions of U.S. Dollars (except per share items)	As of

	2-Mar-02	1-Mar-03	28-Feb-04	26-Feb-05	25-Feb-06	26-Aug-06

Cash and short term investments	$429.5	$616.6	$866.6	$851.4	$651.8	$817.2
Total assets	$1,647.5	$2,188.8	$2,865.0	$3,200.0	$3,382.1	$3,710.8
Total debt	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0
Minority interest	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0
Total liabilities	$553.2	$736.9	$874.2	$996.2	$1,119.7	$1,161.5
Total equity	$1,094.4	$1,451.9	$1,990.8	$2,203.8	$2,262.5	$2,549.2

Cabela’s Inc.

NYSE: CAB

Cabela’s Incorporated operates as a direct marketer and a retailer of hunting, fishing, camping, and related outdoor merchandise. Its products include hunting, fishing, marine, and camping merchandise; casual and outdoor apparel and footwear; optics; taxidermy products; vehicle accessories; and gifts and home furnishings. The company markets its products through catalog mailings, the Internet, and telephone. As of December 31, 2005, Cabela’s operated 14 destination retail stores located in Nebraska, Kansas, Minnesota, South Dakota, Michigan, Wisconsin, Pennsylvania, West Virginia, Texas, and Utah. It sells its products in the United States and internationally. The company was founded in 1961 and is headquartered in Sidney, Nebraska.

ANNUAL INCOME STATEMENT

In Millions of U.S. Dollars (except per share items)	12 Months Ending					LTM 1-Jul-06
	29-Dec-01	28-Dec-02	31-Dec-03	31-Dec-04	31-Dec-05

Total revenue	$1,077.6	$1,224.6	$1,392.4	$1,556.0	$1,799.7	$1,897.3
Cost of revenue	662.2	735.4	827.5	925.7	1,064.3	1,114.1

Gross profit	415.4	489.1	564.9	630.3	735.3	783.2

Total operating expenses	353.5	413.1	480.0	533.1	620.4	659.3

Reported operating income	62.0	76.0	84.9	97.2	115.0	123.9

Interest expense	6.9	8.0	10.8	7.6	10.3	13.0
Other, net	(4.4)	(4.7)	(5.6)	(10.4)	(10.7)	(10.7)

Reported income before tax	59.4	72.7	79.8	100.1	115.4	121.5

Income tax	21.0	25.8	28.4	35.1	42.8	45.3

Reported net income	$38.4	$46.9	$51.4	$65.0	$72.6	$76.2

Non-standard items (after tax)	0.0	0.0	0.0	(2.5)	0.0	0.0

Adjusted net income (pre FAS 123)	$38.4	$46.9	$51.4	$62.5	$72.6	$76.2

Adjusted net income (post FAS 123)	$38.4	$45.9	$50.4	$58.9	$66.4	$70.0

Diluted EPS (post FAS 123)	$0.71	$0.86	$0.94	$0.96	$1.00	$1.06

ANNUAL BALANCE SHEET

In Millions of U.S. Dollars (except per share items)	As of

	29-Dec-01	28-Dec-02	31-Dec-03	31-Dec-04	31-Dec-05	1-Jul-06

Cash and short term investments	$0.0	$178.6	$192.6	$248.2	$86.9	$120.7
Total assets	$0.0	$835.0	$963.6	$1,228.2	$1,366.3	$1,527.9
Total debt	$0.0	$200.1	$142.7	$148.2	$119.8	$337.9
Minority interest	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0
Total liabilities	$0.0	$575.4	$591.0	$661.9	$726.4	$867.1
Total equity	$0.0	$259.5	$372.5	$566.4	$639.9	$660.8

Charming Shoppes Inc.

Nasdaq: CHRS

Charming Shoppes, Inc. operates as a multichannel, multibrand specialty apparel retailer specializing in plus-size women’s apparel in the United States. The company offers plus-size, misses, and junior sportswear; wear-to-work; dresses; coats; intimate apparel; and casual sportswear, as well as accessories and casual footwear. In addition, the company, through its subsidiary, Crosstown Traders, Inc., operates as a direct marketer of women’s apparel, footwear, accessories, and specialty gifts throughout the continental United States through multiple catalogs and related Web sites. As of March 20, 2006, the company operated 2,236 retail stores in 48 states under the names LANE BRYANT, FASHION BUG, FASHION BUG PLUS, and CATHERINES PLUS SIZES. Charming Shoppes was founded by Morris and Arthur Sidewater in 1940 and is headquartered in Bensalem, Pennsylvania.

ANNUAL INCOME STATEMENT

In Millions of U.S. Dollars (except per share items)	12 Months Ending					LTM 29-Jul-06
	2-Feb-02	1-Feb-03	31-Jan-04	29-Jan-05	28-Jan-06

Total revenue	$1,995.8	$2,412.4	$2,288.4	$2,334.7	$2,755.7	$2,961.6
Cost of revenue	1,462.2	1,726.3	1,645.5	1,642.7	1,911.3	2,071.9

Gross profit	533.6	686.1	642.9	692.1	844.5	889.7

Total operating expenses	528.8	598.7	569.8	577.9	683.2	737.4

Reported operating income	4.8	87.4	73.1	114.2	161.2	152.3

Interest expense	18.7	20.3	15.6	15.6	17.9	17.2
Other, net	(4.7)	46.8	(2.1)	(3.1)	(9.1)	(8.7)

Reported income before tax	(9.2)	20.4	59.5	101.7	152.4	143.8

Income tax	(1.8)	27.1	21.6	37.1	53.0	49.2

Reported net income	($7.3)	($6.1)	$38.0	$64.5	$99.4	$94.6

Non-standard items (after tax)	22.6	1.8	13.0	6.1	5.9	0.0

Adjusted net income (pre FAS 123)	$15.3	($4.3)	$51.0	$70.6	$105.3	$100.5

Adjusted net income (post FAS 123)	$15.3	($4.3)	$51.0	$70.6	$105.3	$100.5

Diluted EPS (post FAS 123)	$0.14	($0.03)	$0.40	$0.53	$0.77	$0.72

ANNUAL BALANCE SHEET

In Millions of U.S. Dollars (except per share items)	As of

	2-Feb-02	1-Feb-03	31-Jan-04	29-Jan-05	28-Jan-06	29-Jul-06

Cash and short term investments	$65.2	$152.3	$179.5	$325.9	$217.1	$298.6
Total assets	$1,124.2	$1,131.9	$1,173.1	$1,303.8	$1,567.0	$1,646.1
Total debt	$272.2	$215.6	$220.1	$225.1	$256.7	$219.1
Minority interest	$1.0	$0.0	$0.0	$0.0	$0.0	$0.0
Total liabilities	$573.4	$570.3	$585.7	$609.3	$752.6	$756.4
Total equity	$550.8	$561.6	$587.4	$694.5	$814.3	$889.6

Yankee Candle Company Inc.

NYSE: YCC

The Yankee Candle Company, Inc. engages in the design, manufacture, and marketing of scented candles in the giftware industry. Its products include jar candles, votive candles, wax potpourri, pillars, and other candle products. The company also offers home décor accessories, such as electric home fragrancers, branded potpourri, sachets, room sprays, and linen sprays and air fresheners. Through its Web site, The Yankee Candle Company offers personalized guest registration, gift cards and other gift giving programs, a store locator, decorating ideas, sites dedicated to corporate gifts, weddings and other customized purchases, and personalized candle configuring capability. The company sells its products through wholesale customer and retail stores, direct mail catalogs, Web site, and international distributors in the United States, Europe, and the Middle East. As of December 31, 2005, the company owned and operated 390 stores. The Yankee Candle Company was founded in 1976 and is headquartered in South Deerfield, Massachusetts.

ANNUAL INCOME STATEMENT

In Millions of U.S. Dollars (except per share items)	12 Months Ending					LTM 1-Jul-06
	29-Dec-01	28-Dec-02	3-Jan-04	1-Jan-05	31-Dec-05

Total revenue	$379.8	$444.8	$508.6	$554.2	$601.2	$623.5
Cost of revenue	174.1	194.7	215.3	230.5	257.5	271.4

Gross profit	205.7	250.1	293.3	323.7	343.7	352.2

Total operating expenses	123.9	140.3	166.3	184.4	209.0	221.4

Reported operating income	81.9	109.8	127.0	139.3	134.8	130.7

Interest expense	10.5	4.8	3.8	4.1	7.2	11.3
Other, net	0.4	(0.4)	(0.4)	(1.5)	(0.5)	(1.5)

Reported income before tax	71.0	105.4	123.6	136.7	128.0	120.9

Income tax	27.7	41.4	48.8	54.0	49.9	44.8

Reported net income	$43.3	$64.0	$74.8	$82.7	$78.1	$76.1

Non-standard items (after tax)	4.8	0.0	0.0	0.0	3.3	0.0

Adjusted net income (pre FAS 123)	$48.1	$64.0	$74.8	$82.7	$81.4	$79.4

Adjusted net income (post FAS 123)	$46.7	$62.5	$73.4	$81.6	$80.9	$78.9

Diluted EPS (post FAS 123)	$0.85	$1.14	$1.37	$1.66	$1.80	$1.80

ANNUAL BALANCE SHEET

In Millions of U.S. Dollars (except per share items)	As of
	29-Dec-01	28-Dec-02	3-Jan-04	1-Jan-05	31-Dec-05	1-Jul-06

Cash and short term investments	$30.5	$43.7	$40.7	$36.4	$12.7	$9.6
Total assets	$321.3	$340.6	$334.7	$346.4	$355.1	$353.1
Total debt	$115.0	$60.6	$65.0	$75.0	$178.0	$241.0
Minority interest	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0
Total liabilities	$173.2	$127.7	$144.4	$166.7	$287.0	$306.1
Total equity	$148.1	$212.9	$190.3	$179.7	$68.1	$47.0

Hanover Direct, Inc.

Comparison of Hanover Direct, Inc. Latest Twelve Months (Ended September 30, 2006) Financial Results to Comparable Companies
October 30, 2006
(dollars in millions)

	Hanover Direct Inc.	Blair Corp.	Sharper Image Inc.	Blyth Inc.	Bed Bath & Beyond Inc.	Cabela’s Inc.

Size
Revenue	$423.4	$463.6	$631.0	$1,570.8	$6,137.2	$1,897.3
EBIT	7.5	4.4	(40.4)	96.2	878.8	123.9
EBITDA	10.0	13.7	(12.6)	130.5	1,005.2	165.2
Net income	(1.7)	3.2	(25.7)	59.6	547.1	70.0
Total assets	127.9	162.4	306.4	832.6	3,710.8	1,527.9
Owner’s equity	(29.3)	118.4	167.9	344.2	2,549.2	660.8
Tangible net worth	(38.0)	118.1	167.9	217.3	2,549.2	660.8

Growth
Revenue	5.3%	-11.9%	-23.3%	0.3%	11.3%	10.9%
EBIT	-70.7%	-168.4%	205.6%	27.4%	-0.1%	15.5%
EBITDA	-63.3%	-126.7%	-26946.9%	22.9%	3.0%	20.5%
Net income	-164.4%	-164.5%	187.1%	-9.3%	2.1%	11.0%
Earnings per share (post FAS 123)	-183.1%	-178.6%	195.2%	-11.2%	5.8%	11.3%
Total assets	6.2%	-32.1%	-28.0%	50.4%	19.5%	23.7%
Owner’s equity	-216.9%	-12.7%	-28.5%	60.1%	25.4%	6.6%
Tangible net worth	-265.7%	-12.7%	-28.5%	39.6%	25.4%	7.8%

Profitability
Gross margin	36.8%	57.8%	34.8%	44.5%	42.9%	41.3%
EBIT margin	1.8%	1.0%	-6.4%	6.1%	14.3%	6.5%
EBITDA margin	2.4%	3.0%	-2.0%	8.3%	16.4%	8.7%
Pre-tax margin	-0.4%	0.8%	-6.2%	5.0%	15.0%	6.4%
Net margin	-0.4%	0.7%	-4.1%	3.8%	8.9%	3.7%
Return on owner’s equity	5.9%	2.7%	-15.3%	17.3%	21.5%	10.6%
Return on total invested capital	1.9%	-1.6%	-25.5%	83.1%	-166.3%	12.9%
Return on net invested capital	1.9%	-1.4%	-39.0%	-91.5%	-47.7%	16.3%
Return on average total assets	1.6%	2.1%	-8.4%	8.2%	14.7%	4.9%
Earnings per share (post FAS 123)	$(0.09)	$0.30	$(1.73)	$1.46	$1.86	$1.06
Dividend payout	16.4%	127.5%	0.0%	0.0%	0.0%	0.0%
FCF/Owner’s equity	-1.6%	100.6%	-12.6%	77.0%	10.1%	-7.5%
FCF/Total invested capital	0.4%	-57.1%	-20.9%	322.6%	-77.9%	-8.6%
FCF/Net invested capital	0.4%	-50.5%	-31.9%	-355.2%	-22.4%	-10.8%
FCF/Total assets	0.4%	73.4%	-6.9%	31.8%	6.9%	-3.3%
EBIT/Total assets	5.9%	2.7%	-13.2%	11.6%	23.7%	8.1%
Depreciation/Sales	0.6%	2.0%	4.4%	2.2%	2.1%	2.2%

						Hanover Direct Inc. Rank
	Charming Shoppes Inc.	Yankee Candle Company Inc.	Percentiles
			25th	Median	75th

Size
Revenue	$2,961.6	$623.5	$865.9	$1,734.1	$2,695.5	8
EBIT	162.2	136.3	27.4	110.0	152.6	6
EBITDA	260.9	162.5	42.9	147.9	237.0	7
Net income	100.5	78.9	17.3	64.8	92.9	16
Total assets	1,646.1	353.1	437.9	1,180.3	1,616.5	8
Owner’s equity	889.6	47.0	212.0	502.5	832.4	8
Tangible net worth	486.0	33.4	180.2	351.7	617.1	8

Growth
Revenue	15.0%	7.5%	-8.9%	5.6%	11.2%	5
EBIT	-10.5%	-5.8%	-7.9%	7.7%	24.4%	7
EBITDA	-1.0%	-3.1%	-95.2%	1.0%	16.2%	6
Net income	-9.2%	-5.0%	-9.3%	-3.5%	8.8%	7
Earnings per share (post FAS 123)	-12.2%	0.0%	-11.9%	-2.7%	9.9%	8
Total assets	10.1%	-1.1%	-18.4%	14.8%	22.7%	5
Owner’s equity	18.5%	-62.1%	-7.9%	12.6%	23.7%	8
Tangible net worth	37.3%	-79.4%	-7.6%	16.6%	34.4%	8

Profitability
Gross margin	30.0%	56.5%	36.4%	42.1%	44.1%	6
EBIT margin	5.5%	21.9%	2.1%	5.8%	6.4%	6
EBITDA margin	8.8%	26.1%	4.3%	8.5%	8.8%	7
Pre-tax margin	5.2%	20.3%	1.8%	5.1%	6.1%	7
Net margin	3.4%	12.7%	1.4%	3.5%	3.8%	7
Return on owner’s equity	11.3%	167.7%	4.7%	10.9%	15.8%	6
Return on total invested capital	25.6%	29.0%	-19.5%	5.7%	22.4%	5
Return on net invested capital	88.3%	30.0%	-45.5%	-20.2%	11.9%	4
Return on average total assets	6.5%	23.6%	2.8%	5.7%	7.8%	7
Earnings per share (post FAS 123)	$0.72	$1.80	$0.40	$0.89	$1.36	7
Dividend payout	0.0%	0.0%	0.0%	0.0%	0.0%	7
FCF/Owner’s equity	7.9%	143.5%	-3.7%	9.0%	60.2%	3
FCF/Total invested capital	16.8%	23.4%	-48.1%	-14.7%	10.5%	4
FCF/Net invested capital	58.1%	24.3%	-45.9%	-27.1%	-13.7%	3
FCF/Total assets	4.3%	19.1%	-1.4%	5.6%	25.6%	3
EBIT/Total assets	9.9%	38.6%	4.1%	9.0%	11.1%	3
Depreciation/Sales	3.3%	4.2%	2.1%	2.2%	3.8%	8

Hanover Direct, Inc.

Comparison of Hanover Direct, Inc. Latest Twelve Months (Ended September 30, 2006) Financial Results to Comparable Companies
October 30, 2006
(dollars in millions)

	Hanover Direct Inc.	Blair Corp.	Sharper Image Inc.	Blyth Inc.	Bed Bath & Beyond Inc.	Cabela’s Inc.

Turnover
Inventory	4.6	3.0	3.8	3.5	2.6	2.6
Days	79.0	119.9	95.2	103.6	138.5	143.0
% Sales	13.7%	13.9%	17.0%	15.8%	21.7%	23.0%
Accounts receivable	35.4	6.7	29.9	20.0	—	64.0
Days	10.3	54.6	12.2	18.3	—	5.7
% Inventory	22.6%	6.2%	19.0%	24.0%	0.0%	6.9%
Accounts payable	11.5	10.7	11.6	14.4	6.4	6.9
Days	31.8	34.2	31.3	25.4	57.0	53.2
% Sales	4.9%	3.5%	5.3%	3.6%	9.6%	8.6%
Operating cycle	89.3	174.5	107.4	121.9	138.5	148.7
Cash cycle	57.5	140.2	76.1	96.5	81.5	95.5
Fixed assets	20.2	9.5	6.1	7.8	8.5	3.9
Working capital	10.5	2.4	11.2	6.1	12.2	13.2
Total assets	3.34	1.8	1.9	1.7	1.7	1.3

Leverage
Total liabilities/Owner’s equity	(5.36)	0.37	0.82	1.42	0.46	1.31
Total liabilities/Total assets	1.23	0.27	0.45	0.59	0.31	0.57
Current liabilities/Owner’s equity	(2.87)	0.35	0.61	0.52	0.40	0.69
Current liabilities/Inventory	1.44	0.62	1.12	0.89	0.71	0.99
Total debt/Owner’s equity	(3.58)	0.00	0.00	0.77	—	0.51
Total debt/Total invested capital	1.00	(0.00)	0.01	3.25	—	0.58
Total debt/Fixed assets	4.92	0.00	0.01	1.60	—	0.62
Total debt/Total assets	0.82	0.00	0.00	0.32	—	0.22
Financial leverage effect	(4.35)	1.39	1.57	1.61	1.61	1.77
Times interest earned	0.80	11.52	119.19	4.45	NM	9.53
Times interest earned (cash basis)	0.05	309.85	62.44	12.24	NM	(3.83)
Capital expenditure ratio	3.64	1.53	(0.47)	7.03	3.30	1.42
Gross cash flow to CMLT debt	0.02	NM	NM	109.17	NM	4.02
Free cash flow/Total debt	0.00	3,418.90	(35.69)	0.99	NM	(0.15)
EBITDA/Total debt	0.09	392.98	(21.17)	0.49	NM	0.49
Fixed assets/Owner’s equity	(0.73)	0.41	0.61	0.48	0.31	0.82
Total assets/Owner’s equity	(4.36)	1.37	1.82	2.42	1.46	2.31

						Hanover Direct Inc. Rank
	Charming Shoppes Inc.	Yankee Candle Company Inc.	Percentiles
			25th	Median	75th

Turnover
Inventory	5.3	4.2	2.7	3.3	3.8	2
Days	68.2	86.6	97.3	111.8	133.9	2
% Sales	13.1%	10.3%	14.3%	16.4%	20.5%	3
Accounts receivable	1,883.4	19.2	10.0	24.9	55.5	3
Days	0.2	19.0	1.6	9.0	16.7	4
% Inventory	0.8%	50.4%	2.2%	6.5%	15.9%	6
Accounts payable	11.9	17.7	7.8	11.2	11.8	5
Days	30.7	20.6	30.9	32.8	48.5	5
% Sales	5.9%	1.8%	4.0%	5.6%	7.9%	4
Operating cycle	68.4	105.6	111.0	130.2	146.1	2
Cash cycle	37.7	85.0	77.4	88.5	96.2	2
Fixed assets	8.3	4.8	6.5	8.0	8.4	1
Working capital	20.7	8.9	7.4	11.7	13.0	5
Total assets	1.8	1.8	1.7	1.8	1.8	1

Leverage
Total liabilities/Owner’s equity	0.85	6.51	0.55	0.84	1.20	1
Total liabilities/Total assets	0.46	0.87	0.35	0.46	0.54	8
Current liabilities/Owner’s equity	0.46	0.99	0.41	0.49	0.59	1
Current liabilities/Inventory	1.07	0.65	0.76	0.94	1.05	8
Total debt/Owner’s equity	0.25	5.12	0.00	0.12	0.45	1
Total debt/Total invested capital	0.52	0.84	0.00	0.26	0.57	7
Total debt/Fixed assets	0.59	1.80	0.00	0.30	0.61	8
Total debt/Total assets	0.13	0.68	0.00	0.07	0.20	8
Financial leverage effect	1.61	1.73	1.58	1.61	1.61	1
Times interest earned	9.43	12.07	9.43	9.53	11.52	7
Times interest earned (cash basis)	4.11	5.98	4.11	12.24	62.44	6
Capital expenditure ratio	2.05	4.15	1.44	1.79	2.99	3
Gross cash flow to CMLT debt	15.72	NM	9.87	15.72	62.44	4
Free cash flow/Total debt	0.32	0.28	(0.15)	0.32	0.99	5
EBITDA/Total debt	1.19	0.67	0.49	0.49	1.19	6
Fixed assets/Owner’s equity	0.42	2.85	0.41	0.45	0.58	1
Total assets/Owner’s equity	1.85	7.51	1.55	1.84	2.20	1

Hanover Direct, Inc.

Comparison of Hanover Direct, Inc. Latest Twelve Months (Ended September 30, 2006) Financial Results to Comparable Companies
October 30, 2006
(dollars in millions)

	Hanover Direct Inc.	Blair Corp.	Sharper Image Inc.	Blyth Inc.	Bed Bath & Beyond Inc.	Cabela’s Inc.

Liquidity
Current ratio	1.12	2.69	1.87	2.92	2.35	1.57
Quick ratio	0.16	0.75	0.54	1.21	0.80	0.33
Cash ratio	0.00	0.65	0.34	0.88	0.80	0.26
Cash/Total assets	0.00	0.17	0.11	0.19	0.22	0.08
Cash/Revenues	0.00	0.06	0.06	0.10	0.13	0.06
Operating working capital/Revenues	0.10	0.49	0.09	0.12	0.09	0.09
Free cash flow/Current liabilities	0.01	2.86	(0.21)	1.49	0.25	(0.11)
Free cash flow/Total liabilities	0.00	2.71	(0.15)	0.54	0.22	(0.06)
Defensive interval (days)	1,754	1,273	752	4,248	981	471

						Hanover Direct Inc. Rank
	Charming Shoppes Inc.	Yankee Candle Company Inc.	Percentiles
			25th	Median	75th

Liquidity
Current ratio	1.99	2.81	1.90	2.17	2.61	8
Quick ratio	0.74	0.90	0.59	0.74	0.79	8
Cash ratio	0.73	0.21	0.42	0.69	0.79	8
Cash/Total assets	0.18	0.03	0.13	0.17	0.19	8
Cash/Revenues	0.10	0.02	0.06	0.08	0.10	8
Operating working capital/Revenues	0.05	0.12	0.09	0.09	0.11	4
Free cash flow/Current liabilities	0.17	1.45	(0.04)	0.21	1.18	6
Free cash flow/Total liabilities	0.09	0.22	(0.02)	0.16	0.46	6
Defensive interval (days)	863	392	780	922	1,200	2

Hanover Direct, Inc.

Financial Summary
October 30, 2006
(dollars in millions, except per share data)

	Hanover Direct Inc.	Blair Corp.	Sharper Image Inc.	Blyth Inc.	Bed Bath & Beyond Inc.	Cabela’s Inc.	Charming Shoppes Inc.	Yankee Candle Company Inc.

Current stock data
Ticker symbol		BL	SHRP	BTH	BBBY	CAB	CHRS	YCC
Diluted shares outstanding		4.0	15.0	40.3	291.3	66.3	138.7	42.4
Closing common share price		$30.50	$11.11	$24.15	$40.15	$24.72	$15.25	$33.88
Equity market capitalization		122.08	166.36	166.36	11,696.52	1,639.36	2,114.74	1,435.14
52-week high		46.44	16.21	26.25	44.10	26.00	15.35	33.88
52-week low		23.73	8.75	16.29	30.92	15.34	9.69	20.80
5-year monthly beta		0.49	1.14	0.51	0.89	1.70	0.84	$1.12

Latest 12-months ended	September-06	June-06	April-06	July-05	August-06	July-06	July-06	July-06
Revenue	$423.4	$463.6	$631.0	$1,570.8	$6,137.2	$1,897.3	$2,961.6	$623.5
Gross profit	155.9	268.0	219.6	699.0	2,631.5	783.2	889.7	352.2
EBIT	7.5	4.4	(40.4)	96.2	878.8	123.9	162.2	136.3
Depreciation and amortization	2.5	9.3	27.9	34.3	126.4	41.4	98.7	26.3
EBITDA	10.0	13.7	(12.6)	130.5	1,005.2	165.2	260.9	162.5
Net income	(1.7)	3.2	(25.7)	59.6	547.1	70.0	100.5	78.9
Diluted earnings per share	(0.09)	0.30	(1.73)	1.46	1.86	1.06	0.72	1.80
Free cash flow	0.5	119.2	(21.2)	264.9	256.3	(49.8)	70.7	67.5
Total assets	127.9	162.4	306.4	832.6	3,710.8	1,527.9	1,646.1	353.1
Owners equity	(29.3)	118.4	167.9	344.2	2,549.2	660.8	889.6	47.0
Tangible net worth	(38.0)	118.1	167.9	217.3	2,549.2	660.8	486.0	33.4

Current balance sheet data as of	September-06	June-06	April-06	July-05	August-06	July-06	July-06	July-06
Cash and equivalents	$0.1	$27.2	$34.9	$156.7	$817.2	$120.7	$298.6	$9.6
Working capital (b)	42.2	43.3	54.8	186.0	549.6	168.0	122.0	74.8
Total Debt	105.0	0.0	0.6	266.6	0.0	337.9	219.1	241.0

Other statistics
Average interest rate	32.2%	7.6%	-350.2%	7.2%	NM	7.7%	7.4%	5.7%
Average tax rate	5.3%	32.1%	44.7%	34.2%	37.4%	37.1%	35.1%	39.0%
Estimated current fiscal EPS	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Projected next fiscal EPS	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Price as a % of 52-week high	NA	0.66	0.69	0.92	0.91	0.95	0.99	1.00

Hanover Direct, Inc.

Multiples Summary
October 30, 2006
(dollars in millions, except per share data)

	Blair Corp.	Sharper Image Inc.	Blyth Inc.	Bed Bath & Beyond Inc.	Cabela’s Inc.	Charming Shoppes Inc.	Yankee Candle Company Inc.

Valuation
Closing common share price	$30.50	$11.11	$24.15	$40.15	$24.72	$15.25	$33.88
Diluted shares outstanding	4.0	15.0	40.3	291.3	66.3	138.7	42.4

Equity market capitalization	$122.1	$166.4	$973.5	$11,696.5	$1,639.4	$2,114.7	$1,435.1
Plus: debt, preferred, min int.	0.0	0.6	266.6	0.0	337.9	219.1	241.0
Less: cash and equivalents	27.2	34.9	156.7	817.2	120.7	298.6	9.6

Enterprise value	$94.9	$132.0	$1,083.4	$10,879.3	$1,856.6	$2,035.3	$1,666.5

Valuation multiples
Latest 12-months ended	June-06	April-06	July-05	August-06	July-06	July-06	July-06
Revenue	0.2	0.2	0.7	1.8	1.0	0.7	2.7
EBIT	21.4	NM	11.3	12.4	15.0	12.5	12.2
EBITDA	6.9	NM	8.3	10.8	11.2	7.8	10.3
Net income	38.3	NM	16.3	21.4	23.4	21.0	18.2
Total assets	0.6	0.4	1.3	2.9	1.2	1.2	4.7
Owners equity	1.0	1.0	2.8	4.6	2.5	2.4	30.5

	Implied Multiples Summary

	High	75th	Mean	Median	25th	Low

Valuation
Closing common share price
Diluted shares outstanding
Equity market capitalization
Plus: debt, preferred, min int.
Less: cash and equivalents
Enterprise value

Valuation multiples
Latest 12-months ended
Revenue	2.7	1.4	1.0	0.7	0.4	0.2
EBIT	21.4	14.4	14.1	12.5	12.3	11.3
EBITDA	11.2	10.7	9.2	9.3	7.9	6.9
Net income	38.3	22.9	23.1	21.2	18.9	16.3
Total assets	4.7	2.1	1.8	1.2	0.9	0.4
Owners equity	30.5	3.7	6.4	2.5	1.7	1.0

Hanover Direct, Inc.

Valuation Summary - Multiples October 30, 2006 (dollars in millions, except per share data)

Valuation Summary	Hanover Direct Inc.	Multiple	Enterprise Value

Fiscal year ending December 31, 2006
EBIT	$5.6	12.5	$69.6
EBITDA	8.0	9.3	73.8

Latest 12-months ended September 30, 2006
EBIT	7.5	11.3	84.4
EBITDA	10.0	6.9	69.0
Total assets	127.9	0.4	55.1

Implied Values		Enterprise Value

	Low	$69.6
Fiscal year ending December 31, 2006	Median	71.7
	High	73.8

	Low	55.1
Latest 12-months ended September 30, 2006	Median	69.0
	High	84.4

Selected Range	Enterprise Value
Median	$69.6
Mean	70.4

Notes:

(1)	December 31, 2006 enterprise value calculations incorporate median multiples derived from the guideline companies.

(2)	Latest 12-months ended July 1, 2006 enterprise value calculations incorporate low multiples from the guideline companies.

APPENDIX D

Hanover Direct, Inc.

Precedent Mergers and Acquisitions Transactions

Closed	Seller	Target Business Description	Buyer	Enterprise Value - EV ($mm)	EV as a Multiple of:
					EBIT	EBITDA
9-May-00	Alaniz & Sons	Provider of Direct Mail	Private Equity Capital Corp	$20.9	5.0x	4.6x
27-Apr-01	Strouds, Inc.	Operates home furnishing stores	Cruttenden Partners LLC / Strouds, Inc. /Wagner/	89.0	NM	10.1x
13-Mar-02	Dr. Leonard’s Healthcare Corporation	Direct mail retailer of home healthcare, comfort, convenience and general merchandise products targeted at the “over 55” market, the fastest growing demographic.	AIG Global Investment Corp.	210.0	NM	6.1x
9-Sep-02	Johnson Outdoors, Inc.	Manufactures and markets outdoor clothing, footwear and equipment	Bain Capital LLC	62.9	11.3x	NM
25-Oct-02	Potpourri Holdings, Inc., a portfolio company of H.I.G. Capital (a)	Multi-title direct marketer of consumer products serving the personal gift, home décor, casual apparel, jewelry, and craft markets, to Linsalata Capital Partners.	Linsalata Capital Partners	ND	ND	ND
19-Dec-03	Summit America Television, Inc.	Operates a catalog business that allows for leisure shopping experiences	The E. W. Scripps Co.	225.4	7.9x	7.5x
1-Jul-04	Dmail Group SpA	Provides online information services through catalogues and internet.	Dmail Group SpA /De Carolis, Percassi & Nora Famil	29.0	NM	7.3x
8-Nov-04	Chef’s Catalog (a)		JH Partners	ND	ND	ND
20-Dec-04	Barney’s New York	Retails Luxury goods	Jones Apparel Group	342.9	10.4x	6.9x
4-Feb-05	Specialty Catalog Corp.	Multi-channel direct marketer of women’s wigs, hairpieces, and related products,	Edgestone Capital	57.0	NM	6.3x
22-Feb-05	Tony Barlow Australia Ltd.	Operates mens retail stores	Epicure Capital Pty Ltd.	11.6	8.3x	8.2x
15-Apr-05	Brookstone, Inc.	Sells personal care products, lawn and garden tools, and household products	OSIM International Ltd.	412.2	11.7x	8.5x
6-May-05	Senshukai Co. Ltd.	Operates a catalog mail order service	Nikko Cordial Corp.	297.3	11.9x	6.3x
16-May-05	Vermont Teddy Bear Co, Inc.	Markets and sells teddy bears and other gifts for special occasions	Hibernation Holding Co., Inc.	26.3	10.9x	7.9x

Hanover Direct, Inc.

Precedent Mergers and Acquisitions Transactions

21-Jun-05	Potpourri Group, Inc. (a)	Markets distinctive home decor, casual apparel, gifts and other unique accessories	American Capital Strategies Ltd.	ND	ND	ND
1-Nov-05	Haggar Corp.	Manufactures and sells men’s and women’s clothing	Perseus LLC / Symphony Holdings Ltd. / Infinity As	185.2	12.7x	9.2x
5-Dec-05	SkyMall Inc. - Gemstar (a)		Spire Capital	ND	ND	ND
10-Jun-06	Eckler’s Enterprises (a)	A market leader in multi-title catalog and Internet marketing of classic and enthusiast auto aftermarket parts for Corvette and other classic Chevy automobiles, to Century Park Capital Partners, LLC.	Century Park Capital Partners	ND	ND	ND
14-Jun-06	Oriental Trading Company		Carlyle Group	1,000.0	12.6x	11.8x
30-Aug-06	The Sportsman’s Guide, Inc.	Sells outdoor gear and merchandise	PPR SA	219.2	12.0x	11.1x

	EBIT	EBITDA
Maximum	12.7	11.8
75th Percentile	11.9	9.0
Median	11.1	7.7
Average	10.2	7.8
25th Percentile	8.2	6.3
Minimum	5.0	4.3

	Hanover 12/31/2006
	EBIT	EBITDA
	5.6	8.0

	Implied Hanover Enterprise Value
	EBIT	EBITDA
Maximum	71.0	94.4
75th Percentile	66.6	72.4
Median	62.0	61.5
Average	56.8	62.5
25th Percentile	45.9	50.9
Minimum	27.9	34.5

Note:
(a) Multiple has been included in calculation but not disclosed for confidentiality purposes.

APPENDIX E

Hanover Direct, Inc.

Summary of Previous Offers to Purchase Hanover Direct, Inc. and/or its Subsidiary Companies

			Total	Estimated	Implied	2006E	Enterprise
Date	Acquiror	Terms	Consideration	EBITDA	Multiple	EBITDA	Value
10/19/2006	HDA Acquisition Corp. (Palmetto Fund, LLC)	Acquisition of 100% of the issued and outstanding common and preferred stock of Hanover Direct, Inc and its subsidiaries. 22,426,296 common shares at $1.35/share ($30,275,500). 564,819 preferred shares for $51,000,000 ($45,000,000 at closing, $6,000,000 in form of a 3-year, 7% subordinated debenture).	$109.5	$14.5	7.6	$8.0	$60.6
1/21/2004	Crosstown Traders, Inc.	Acquisition of substantially all of the assets of Hanover Direct’s Silhouettes business for cash consideration of $22 million to $24 million (5.0x normalized latest twelve months EBITDA).	22.0 - 24.0	4.4 - 4.8	5.0	8.0	40.1
3/1/2004	Avalon Equity Fund, L.P.	Acquisition of all assets of Brawn of California, Inc. for $10.5 million ($5.0 million cash at closing and $5.5 million in a 5-year subordinated note paying 7% per year).	10.5	2.3	4.6	8.0	36.6
4/28/2004	Charming Shoppes, Inc.	Acquisition of all assets of the Silhouettes brand for $22.0 million ($21.0 million cash at closing, $1.0 million cash at first anniversary date of transaction).	22.0	4.3	5.1	8.0	41.0
4/30/2004	David Pipkorn	Acquisition of all the assets of Scandia Down, LLC	2.3	0.6	3.6	8.0	28.9

APPENDIX F

Hanover Direct, Inc.

Series C Participating Preferred Stock

Shares outstanding		564,819
Liquidation preference		$ 100.00
Total liquidation preference		$ 56,481,900

Dividend rate	2006	7.00%
	2007	8.50%
	2008	10.00%

		Share of
	Accrued	Accrued
Quarter End	Dividend	Dividend	Balance

Q1 ‘06	$ 988,433	6.10%	$ 57,470,333
Q2 ‘06	1,005,731	6.21%	58,476,064
Q3 ‘06	1,023,331	6.31%	59,499,395
Q4 ‘06	1,041,239	6.42%	60,540,635
Q1 ‘07	1,286,488	7.94%	61,827,123
Q2 ‘07	1,313,826	8.11%	63,140,949
Q3 ‘07	1,341,745	8.28%	64,482,695
Q4 ‘07	1,370,257	8.45%	65,852,952
Q1 ‘08	1,646,324	10.16%	67,499,276
Q2 ‘08	1,687,482	10.41%	69,186,758
Q3 ‘08	1,729,669	10.67%	70,916,427
Q4 ‘08	1,772,911	10.94%	72,689,337
	$ 16,207,437	100%

Valuation	Discount
Date	Rate	10/1/2008

11/1/2006	10.0%	$ 60,546,282	- Present Value
	11.0%	59,504,516
	12.0%	58,489,779
	13.0%	57,501,137
	14.0%	56,537,697
	15.0%	55,598,605
	16.0%	54,683,040
	17.0%	53,790,218
	18.0%	52,919,387
	19.0%	52,069,826
	20.0%	51,240,843
	21.0%	50,431,774
	22.0%	49,641,982
	23.0%	48,870,856
	24.0%	48,117,808
	25.0%	47,382,273

APPENDIX G

Hanover Direct, Inc.

Estimated Present Value of Net Operating Losses
(figures in thousands)

Assumptions
Gross net operating losses	$57,505

IRC Section 382 annual limitation	$3,029

Effective income tax rate	40.0%

Discount rate	22.0%
23.0%
24.0%

	2005	2006	2007	2008	2009	2010	2011	2012

Projected pretax income(1)		$(6,296)	$(7,097)	$2,509	$(5,516)	$3,029	$3,029	$3,029

Net operating loss (“NOL”)	$57,505	63,801	70,898	68,389	73,905	70,876	67,847	64,818
IRC Section 382 limitation		3,029	3,029	3,029	3,029	3,029	3,029	3,029
NOL utilized		—	—	2,509	—	3,029	3,029	3,029
Tax shield benefit		—	—	1,004	—	1,212	1,212	1,212

Present value period		0.17	1.17	2.17	3.17	4.17	5.17	6.17
Present value factor @ 22.0%		0.97	0.79	0.65	0.53	0.44	0.36	0.29

Net present value of NOL benefit		$—	$—	$652	$—	$529	$434	$355

Total present value of NOL benefit $ 3,562

Projected pretax income(1)		$(6,296)	$(7,097)	$2,509	$(5,516)	$3,029	$3,029	$3,029

Net operating loss (“NOL”)	$57,505	63,801	70,898	68,389	73,905	70,876	67,847	64,818
IRC Section 382 limitation		3,029	3,029	3,029	3,029	3,029	3,029	3,029
NOL utilized		—	—	2,509	—	3,029	3,029	3,029
Tax shield benefit		—	—	1,004	—	1,212	1,212	1,212

Present value period		0.17	1.17	2.17	3.17	4.17	5.17	6.17
Present value factor @ 23.0%		0.97	0.79	0.64	0.52	0.42	0.34	0.28

Net present value of NOL benefit		$—	$—	$641	$—	$511	$416	$338

Total present value of NOL benefit $ 3,357

Projected pretax income(1)		$(6,296)	$(7,097)	$2,509	$(5,516)	$3,029	$3,029	$3,029

Net operating loss (“NOL”)	$57,505	63,801	70,898	68,389	73,905	70,876	67,847	64,818
IRC Section 382 limitation		3,029	3,029	3,029	3,029	3,029	3,029	3,029
NOL utilized		—	—	2,509	—	3,029	3,029	3,029
Tax shield benefit		—	—	1,004	—	1,212	1,212	1,212

Present value period		0.17	1.17	2.17	3.17	4.17	5.17	6.17
Present value factor @ 24.0%		0.96	0.78	0.63	0.51	0.41	0.33	0.27

Net present value of NOL benefit		$—	$—	$630	$—	$494	$399	$322

Total present value of NOL benefit $ 3,170

	2013	2014	2015	2016	2017	2018	2019

Projected pretax income(1)	$3,029	$3,029	$3,029	$3,029	$3,029	$3,029	$3,029

Net operating loss (“NOL”)	61,789	58,760	55,731	52,702	49,673	46,644	43,615
IRC Section 382 limitation	3,029	3,029	3,029	3,029	3,029	3,029	3,029
NOL utilized	3,029	3,029	3,029	3,029	3,029	3,029	3,029
Tax shield benefit	1,212	1,212	1,212	1,212	1,212	1,212	1,212

Present value period	7.17	8.17	9.17	10.17	11.17	12.17	13.17
Present value factor @ 22.0%	0.24	0.20	0.16	0.13	0.11	0.09	0.07

Net present value of NOL benefit	$291	$239	$196	$160	$132	$108	$88

Total present value of NOL benefit $ 3,562

Projected pretax income(1)	$3,029	$3,029	$3,029	$3,029	$3,029	$3,029	$3,029

Net operating loss (“NOL”)	61,789	58,760	55,731	52,702	49,673	46,644	43,615
IRC Section 382 limitation	3,029	3,029	3,029	3,029	3,029	3,029	3,029
NOL utilized	3,029	3,029	3,029	3,029	3,029	3,029	3,029
Tax shield benefit	1,212	1,212	1,212	1,212	1,212	1,212	1,212

Present value period	7.17	8.17	9.17	10.17	11.17	12.17	13.17
Present value factor @ 23.0%	0.23	0.18	0.15	0.12	0.10	0.08	0.07

Net present value of NOL benefit	$275	$223	$182	$148	$120	$98	$79

Total present value of NOL benefit $ 3,357

Projected pretax income(1)	$3,029	$3,029	$3,029	$3,029	$3,029	$3,029	$3,029

Net operating loss (“NOL”)	61,789	58,760	55,731	52,702	49,673	46,644	43,615
IRC Section 382 limitation	3,029	3,029	3,029	3,029	3,029	3,029	3,029
NOL utilized	3,029	3,029	3,029	3,029	3,029	3,029	3,029
Tax shield benefit	1,212	1,212	1,212	1,212	1,212	1,212	1,212

Present value period	7.17	8.17	9.17	10.17	11.17	12.17	13.17
Present value factor @ 24.0%	0.21	0.17	0.14	0.11	0.09	0.07	0.06

Net present value of NOL benefit	$259	$209	$169	$136	$110	$88	$71

Total present value of NOL benefit $ 3,170

(1)	Assumes Hanover will be able to fully utilize NOLs up to the

Section 382(l)(5) cap beginning in 2010.

Hanover Direct, Inc.

Estimated Present Value of Net Operating Losses
(figures in thousands)

Assumptions
Gross net operating losses	$57,505

IRC Section 382 annual limitation	$3,029

Effective income tax rate	40.0%

Discount rate	22.0%
23.0%
24.0%

	2020	2021	2022	2023	2024	2025	2026	2027

Projected pretax income(1)	$3,029	$3,029	$3,029	$3,029	$3,029	$3,029	$3,029	$3,029

Net operating loss (“NOL”)	40,586	37,557	34,528	31,499	28,470	25,441	22,412	19,383
IRC Section 382 limitation	3,029	3,029	3,029	3,029	3,029	3,029	3,029	3,029
NOL utilized	3,029	3,029	3,029	3,029	3,029	3,029	3,029	3,029
Tax shield benefit	1,212	1,212	1,212	1,212	1,212	1,212	1,212	1,212

Present value period	14.17	15.17	16.17	17.17	18.17	19.17	20.17	21.17
Present value factor @ 22.0%	0.06	0.05	0.04	0.03	0.03	0.02	0.02	0.01

Net present value of NOL benefit	$72	$59	$49	$40	$33	$27	$22	$18

Total present value of NOL benefit $ 3,562

Projected pretax income(1)	$3,029	$3,029	$3,029	$3,029	$3,029	$3,029	$3,029	$3,029

Net operating loss (“NOL”)	40,586	37,557	34,528	31,499	28,470	25,441	22,412	19,383
IRC Section 382 limitation	3,029	3,029	3,029	3,029	3,029	3,029	3,029	3,029
NOL utilized	3,029	3,029	3,029	3,029	3,029	3,029	3,029	3,029
Tax shield benefit	1,212	1,212	1,212	1,212	1,212	1,212	1,212	1,212

Present value period	14.17	15.17	16.17	17.17	18.17	19.17	20.17	21.17
Present value factor @ 23.0%	0.05	0.04	0.04	0.03	0.02	0.02	0.02	0.01

Net present value of NOL benefit	$65	$52	$43	$35	$28	$23	$19	$15

Total present value of NOL benefit $ 3,357

Projected pretax income(1)	$3,029	$3,029	$3,029	$3,029	$3,029	$3,029	$3,029	$3,029

Net operating loss (“NOL”)	40,586	37,557	34,528	31,499	28,470	25,441	22,412	19,383
IRC Section 382 limitation	3,029	3,029	3,029	3,029	3,029	3,029	3,029	3,029
NOL utilized	3,029	3,029	3,029	3,029	3,029	3,029	3,029	3,029
Tax shield benefit	1,212	1,212	1,212	1,212	1,212	1,212	1,212	1,212

Present value period	14.17	15.17	16.17	17.17	18.17	19.17	20.17	21.17
Present value factor @ 24.0%	0.05	0.04	0.03	0.02	0.02	0.02	0.01	0.01

Net present value of NOL benefit	$58	$46	$37	$30	$24	$20	$16	$13

Total present value of NOL benefit $ 3,170

	2028	2029	2030	2031	2032	2033	2034

Projected pretax income(1)	$3,029	$3,029	$3,029	$3,029	$3,029	$3,029	$1,209

Net operating loss (“NOL”)	16,354	13,325	10,296	7,267	4,238	1,209	—
IRC Section 382 limitation	3,029	3,029	3,029	3,029	3,029	3,029	3,029
NOL utilized	3,029	3,029	3,029	3,029	3,029	3,029	1,209
Tax shield benefit	1,212	1,212	1,212	1,212	1,212	1,212	484

Present value period	22.17	23.17	24.17	25.17	26.17	27.17	28.17
Present value factor @ 22.0%	0.01	0.01	0.01	0.01	0.01	0.00	0.00

Net present value of NOL benefit	$15	$12	$10	$8	$7	$5	$2

Total present value of NOL benefit $ 3,562

Projected pretax income(1)	$3,029	$3,029	$3,029	$3,029	$3,029	$3,029	$1,209

Net operating loss (“NOL”)	16,354	13,325	10,296	7,267	4,238	1,209	—
IRC Section 382 limitation	3,029	3,029	3,029	3,029	3,029	3,029	3,029
NOL utilized	3,029	3,029	3,029	3,029	3,029	3,029	1,209
Tax shield benefit	1,212	1,212	1,212	1,212	1,212	1,212	484

Present value period	22.17	23.17	24.17	25.17	26.17	27.17	28.17
Present value factor @ 23.0%	0.01	0.01	0.01	0.01	0.00	0.00	0.00

Net present value of NOL benefit	$12	$10	$8	$7	$5	$4	$1

Total present value of NOL benefit $ 3,357

Projected pretax income(1)	$3,029	$3,029	$3,029	$3,029	$3,029	$3,029	$1,209

Net operating loss (“NOL”)	16,354	13,325	10,296	7,267	4,238	1,209	—
IRC Section 382 limitation	3,029	3,029	3,029	3,029	3,029	3,029	3,029
NOL utilized	3,029	3,029	3,029	3,029	3,029	3,029	1,209
Tax shield benefit	1,212	1,212	1,212	1,212	1,212	1,212	484

Present value period	22.17	23.17	24.17	25.17	26.17	27.17	28.17
Present value factor @ 24.0%	0.01	0.01	0.01	0.00	0.00	0.00	0.00

Net present value of NOL benefit	$10	$8	$7	$5	$4	$4	$1

Total present value of NOL benefit $ 3,170

(1)	Assumes Hanover will be able to fully utilize NOLs up to the

Section 382(l)(5) cap beginning in 2010.

APPENDIX H

Hanover Direct, Inc.
Elimination of Unprofitable Titles
(figures in thousands)

Projected EBITDA - 2006	$ (1,221)

Selected EBITDA Multiples

Guideline public companies	6.9x

Precedent M&A transactions	4.3x

Implied enterprise value

Guideline public companies	$ (8,425)

Precedent M&A transactions	(5,250)

APPENDIX I

Hanover Direct, Inc.

Historical Stock Prices - Daily

For The Period January 1, 2003 - November 1, 2006

Date	Close	Volume	Statistics

1-Nov-06	$ 1.25	7,200	Average daily trading volume		19,481
31-Oct-06	1.39	2,400	Shares outstanding		22,426,296
30-Oct-06	1.24	6,000	% of shares outstanding		0.09%
27-Oct-06	1.30	10,100
26-Oct-06	1.30	8,900	Standard deviation
25-Oct-06	1.35	8,400	Closing price	$ 0.61
24-Oct-06	1.15	100	Trading volume	48,267
23-Oct-06	1.10	8,200
20-Oct-06	1.25	-	Highs
19-Oct-06	1.25	200	Closing price	$ 3.00	28-Jan-04
18-Oct-06	1.20	12,300	Trading volume	670,300	27-Jan-04
17-Oct-06	1.25	4,900
16-Oct-06	1.25	2,000	Lows
13-Oct-06	1.24	4,200	Closing price	$ 0.69	30-Mar-05
12-Oct-06	1.25	6,300	Trading volume	-	Often
11-Oct-06	1.25	2,200
10-Oct-06	1.26	8,400
9-Oct-06	1.25	5,600
6-Oct-06	1.21	2,600
5-Oct-06	1.21	2,600
4-Oct-06	1.25	5,900
3-Oct-06	1.25	6,200
2-Oct-06	1.35	16,600
29-Sep-06	1.35	800
28-Sep-06	1.35	500
27-Sep-06	1.35	3,000
26-Sep-06	1.40	4,000
25-Sep-06	1.30	200
22-Sep-06	1.40	4,200
21-Sep-06	1.30	1,100
20-Sep-06	1.40	3,200
19-Sep-06	1.40	6,600
18-Sep-06	1.40	1,300
15-Sep-06	1.40	-
14-Sep-06	1.40	4,400

13-Sep-06	1.40	8,300
12-Sep-06	1.35	14,500
11-Sep-06	1.40	-
8-Sep-06	1.40	2,400
7-Sep-06	1.40	20,400
6-Sep-06	1.40	-
5-Sep-06	1.40	900
1-Sep-06	1.40	1,000
31-Aug-06	1.40	3,500
30-Aug-06	1.40	1,600
29-Aug-06	1.40	-
28-Aug-06	1.40	900
25-Aug-06	1.40	2,300
24-Aug-06	1.25	1,400
23-Aug-06	1.15	11,300
22-Aug-06	1.01	2,500
21-Aug-06	1.25	1,200
18-Aug-06	1.30	2,300
17-Aug-06	1.25	6,700
16-Aug-06	1.35	600
15-Aug-06	1.25	1,800
14-Aug-06	0.85	10,100
11-Aug-06	1.25	5,200
10-Aug-06	1.35	500
9-Aug-06	1.45	-
8-Aug-06	1.45	1,900
7-Aug-06	1.25	1,300
4-Aug-06	1.25	800
3-Aug-06	1.25	5,500
2-Aug-06	1.55	-
1-Aug-06	1.55	3,900
31-Jul-06	1.55	500
28-Jul-06	1.25	300
27-Jul-06	1.20	200
26-Jul-06	1.50	200
25-Jul-06	1.55	21,000
24-Jul-06	1.30	3,500
21-Jul-06	1.50	1,000
20-Jul-06	1.50	53,800

19-Jul-06	1.45	74,400
18-Jul-06	1.30	300
17-Jul-06	1.25	2,000
14-Jul-06	1.25	13,500
13-Jul-06	1.25	5,200
12-Jul-06	1.25	-
11-Jul-06	1.25	2,800
10-Jul-06	1.25	500
7-Jul-06	1.25	34,700
6-Jul-06	1.25	38,000
5-Jul-06	1.25	1,400
3-Jul-06	1.25	7,200
30-Jun-06	1.30	14,400
29-Jun-06	1.30	500
28-Jun-06	1.30	400
27-Jun-06	1.05	400
26-Jun-06	1.30	300
23-Jun-06	1.30	2,000
22-Jun-06	1.25	-
21-Jun-06	1.25	-
20-Jun-06	1.25	45,300
19-Jun-06	1.20	-
16-Jun-06	1.20	2,500
15-Jun-06	1.30	3,800
14-Jun-06	1.25	20,100
13-Jun-06	1.17	100
12-Jun-06	1.38	8,400
9-Jun-06	1.21	4,000
8-Jun-06	1.17	600
7-Jun-06	1.17	500
6-Jun-06	1.21	18,100
5-Jun-06	1.25	100
2-Jun-06	1.20	200
1-Jun-06	1.30	9,000
31-May-06	1.20	200
30-May-06	1.20	33,000
26-May-06	1.00	52,800
25-May-06	1.43	500
24-May-06	1.35	14,600

23-May-06	1.36	900
22-May-06	1.25	4,400
19-May-06	1.46	11,600
18-May-06	1.48	45,600
17-May-06	1.46	12,200
16-May-06	1.45	-
15-May-06	1.45	4,200
12-May-06	1.45	100
11-May-06	1.45	400
10-May-06	1.45	1,200
9-May-06	1.45	600
8-May-06	1.45	16,400
5-May-06	1.40	1,200
4-May-06	1.40	400
3-May-06	1.50	100
2-May-06	1.52	1,000
1-May-06	1.50	94,100
28-Apr-06	1.40	1,700
27-Apr-06	1.40	200
26-Apr-06	1.45	200
25-Apr-06	1.40	11,400
24-Apr-06	1.45	5,800
21-Apr-06	1.50	1,700
20-Apr-06	1.48	800
19-Apr-06	1.50	2,400
18-Apr-06	1.50	6,400
17-Apr-06	1.50	2,000
13-Apr-06	1.40	1,100
12-Apr-06	1.50	12,800
11-Apr-06	1.40	500
10-Apr-06	1.45	3,100
7-Apr-06	1.40	700
6-Apr-06	1.48	23,200
5-Apr-06	1.35	300
4-Apr-06	1.34	2,900
3-Apr-06	1.33	2,000
31-Mar-06	1.33	200
30-Mar-06	1.35	200
29-Mar-06	1.35	3,900

28-Mar-06	1.33	43,400
27-Mar-06	1.34	10,500
24-Mar-06	1.34	10,400
23-Mar-06	1.55	4,600
22-Mar-06	1.32	2,500
21-Mar-06	1.32	1,600
20-Mar-06	1.37	6,000
17-Mar-06	1.32	2,700
16-Mar-06	1.32	10,800
15-Mar-06	1.32	52,100
14-Mar-06	1.32	-
13-Mar-06	1.32	6,200
10-Mar-06	1.32	5,600
9-Mar-06	1.34	31,500
8-Mar-06	1.32	36,700
7-Mar-06	1.35	25,700
6-Mar-06	1.28	24,400
3-Mar-06	1.30	56,600
2-Mar-06	1.35	6,700
1-Mar-06	1.36	38,200
28-Feb-06	1.40	31,600
27-Feb-06	1.50	105,600
24-Feb-06	2.55	6,300
23-Feb-06	2.75	24,000
22-Feb-06	2.40	56,900
21-Feb-06	2.77	33,000
17-Feb-06	2.80	5,400
16-Feb-06	2.80	2,900
15-Feb-06	2.80	6,200
14-Feb-06	2.90	12,000
13-Feb-06	2.95	19,800
10-Feb-06	2.95	3,500
9-Feb-06	2.99	21,400
8-Feb-06	2.99	11,200
7-Feb-06	2.85	10,100
6-Feb-06	2.93	33,900
3-Feb-06	2.79	30,900
2-Feb-06	2.30	2,500
1-Feb-06	2.40	2,400

31-Jan-06	2.40	22,000
30-Jan-06	2.45	16,400
27-Jan-06	2.46	12,100
26-Jan-06	2.66	29,700
25-Jan-06	2.50	39,200
24-Jan-06	2.10	11,800
23-Jan-06	2.59	70,700
20-Jan-06	1.98	33,600
19-Jan-06	1.89	48,400
18-Jan-06	1.70	14,400
17-Jan-06	1.55	19,100
13-Jan-06	1.60	21,400
12-Jan-06	1.60	12,200
11-Jan-06	1.64	13,100
10-Jan-06	1.49	5,200
9-Jan-06	1.60	6,700
6-Jan-06	1.60	17,900
5-Jan-06	1.50	25,100
4-Jan-06	1.50	2,700
3-Jan-06	1.44	12,700
30-Dec-05	1.50	6,400
29-Dec-05	1.44	10,400
28-Dec-05	1.45	2,300
27-Dec-05	1.44	27,700
23-Dec-05	1.50	10,400
22-Dec-05	1.44	10,100
21-Dec-05	1.44	2,300
20-Dec-05	1.44	78,900
19-Dec-05	1.40	82,300
16-Dec-05	1.50	47,600
15-Dec-05	1.35	14,700
14-Dec-05	1.39	55,600
13-Dec-05	1.41	44,800
12-Dec-05	1.40	84,800
9-Dec-05	1.22	4,500
8-Dec-05	1.24	19,300
7-Dec-05	1.30	3,900
6-Dec-05	1.25	3,900
5-Dec-05	1.21	14,700

2-Dec-05	1.41	18,600
1-Dec-05	1.21	2,200
30-Nov-05	1.25	3,400
29-Nov-05	1.30	22,300
28-Nov-05	1.22	2,700
25-Nov-05	1.25	16,000
23-Nov-05	1.25	2,100
22-Nov-05	1.17	3,100
21-Nov-05	1.15	-
18-Nov-05	1.15	500
17-Nov-05	1.24	10,800
16-Nov-05	1.25	4,300
15-Nov-05	1.25	22,100
14-Nov-05	1.32	14,300
11-Nov-05	1.32	500
10-Nov-05	1.34	4,700
9-Nov-05	1.32	100
8-Nov-05	1.35	-
7-Nov-05	1.35	1,900
4-Nov-05	1.40	27,000
3-Nov-05	1.35	4,900
2-Nov-05	1.30	18,500
1-Nov-05	1.32	1,500
31-Oct-05	1.28	41,700
28-Oct-05	1.28	79,000
27-Oct-05	1.00	47,600
26-Oct-05	1.00	1,100
25-Oct-05	0.96	-
24-Oct-05	0.96	9,300
21-Oct-05	0.96	9,000
20-Oct-05	0.95	52,900
19-Oct-05	1.05	13,300
18-Oct-05	1.10	17,500
17-Oct-05	1.00	14,700
14-Oct-05	1.09	600
13-Oct-05	1.09	2,600
12-Oct-05	1.10	2,200
11-Oct-05	1.12	16,300
10-Oct-05	1.08	400

7-Oct-05	1.08	100
6-Oct-05	1.08	2,100
5-Oct-05	1.08	3,000
4-Oct-05	1.08	300
3-Oct-05	1.14	-
30-Sep-05	1.14	4,600
29-Sep-05	1.10	7,000
28-Sep-05	1.23	600
27-Sep-05	1.20	4,500
26-Sep-05	1.10	3,100
23-Sep-05	1.08	1,500
22-Sep-05	1.10	2,700
21-Sep-05	1.08	15,300
20-Sep-05	1.39	32,400
19-Sep-05	1.20	9,600
16-Sep-05	1.25	300
15-Sep-05	1.10	-
14-Sep-05	1.10	1,500
13-Sep-05	1.08	600
12-Sep-05	1.10	28,100
9-Sep-05	1.10	7,800
8-Sep-05	1.10	20,500
7-Sep-05	1.10	200
6-Sep-05	1.02	15,800
2-Sep-05	1.09	200
1-Sep-05	1.09	5,700
31-Aug-05	1.20	1,900
30-Aug-05	1.08	200
29-Aug-05	1.10	1,800
26-Aug-05	1.20	5,000
25-Aug-05	1.10	2,200
24-Aug-05	1.08	100
23-Aug-05	1.08	1,100
22-Aug-05	0.95	8,900
19-Aug-05	1.25	2,600
18-Aug-05	1.05	1,700
17-Aug-05	1.30	3,900
16-Aug-05	1.12	1,700
15-Aug-05	1.20	8,100

12-Aug-05	1.05	12,500
11-Aug-05	1.00	16,300
10-Aug-05	1.10	-
9-Aug-05	1.10	-
8-Aug-05	1.10	16,700
5-Aug-05	1.55	2,900
4-Aug-05	1.49	500
3-Aug-05	1.53	2,100
2-Aug-05	1.42	20,300
1-Aug-05	1.45	9,100
29-Jul-05	1.46	6,800
28-Jul-05	1.15	4,300
27-Jul-05	1.20	4,600
26-Jul-05	1.10	1,600
25-Jul-05	0.97	400
22-Jul-05	0.96	10,000
21-Jul-05	1.30	25,900
20-Jul-05	1.00	6,200
19-Jul-05	1.00	2,500
18-Jul-05	0.97	2,700
15-Jul-05	0.97	10,200
14-Jul-05	1.00	200
13-Jul-05	0.95	20,100
12-Jul-05	0.97	5,700
11-Jul-05	0.97	400
8-Jul-05	0.95	23,300
7-Jul-05	0.90	-
6-Jul-05	0.90	1,500
5-Jul-05	0.95	1,400
1-Jul-05	0.88	35,300
30-Jun-05	0.88	13,100
29-Jun-05	0.88	1,400
28-Jun-05	0.90	2,700
27-Jun-05	0.93	20,500
24-Jun-05	0.88	9,300
23-Jun-05	0.90	3,800
22-Jun-05	1.00	-
21-Jun-05	1.00	1,100
20-Jun-05	1.00	1,000

17-Jun-05	0.85	400
16-Jun-05	0.85	3,000
15-Jun-05	1.00	-
14-Jun-05	1.00	22,200
13-Jun-05	0.99	5,500
10-Jun-05	0.97	900
9-Jun-05	0.95	9,700
8-Jun-05	0.85	15,600
7-Jun-05	1.00	11,500
6-Jun-05	0.96	8,700
3-Jun-05	0.90	3,700
2-Jun-05	0.90	2,600
1-Jun-05	0.90	23,700
31-May-05	0.85	6,800
27-May-05	0.85	3,300
26-May-05	0.85	800
25-May-05	0.85	200
24-May-05	0.90	17,900
23-May-05	0.80	5,200
20-May-05	0.77	7,200
19-May-05	0.75	1,900
18-May-05	0.75	7,100
17-May-05	0.75	500
16-May-05	0.75	8,300
13-May-05	0.75	5,000
12-May-05	0.70	12,200
11-May-05	0.75	200
10-May-05	0.75	1,900
9-May-05	0.75	5,000
6-May-05	0.75	-
5-May-05	0.75	3,200
4-May-05	0.75	1,000
3-May-05	0.75	-
2-May-05	0.75	9,800
29-Apr-05	0.85	11,600
28-Apr-05	0.75	-
27-Apr-05	0.75	62,600
26-Apr-05	0.78	5,300
25-Apr-05	0.75	11,500

22-Apr-05	0.85	17,100
21-Apr-05	0.82	19,300
20-Apr-05	0.82	400
19-Apr-05	0.82	12,500
18-Apr-05	0.82	1,100
15-Apr-05	0.82	1,700
14-Apr-05	0.70	13,500
13-Apr-05	0.85	18,400
12-Apr-05	0.82	800
11-Apr-05	0.82	2,600
8-Apr-05	0.85	2,500
7-Apr-05	0.82	5,000
6-Apr-05	0.83	800
5-Apr-05	0.86	13,500
4-Apr-05	0.83	30,000
1-Apr-05	0.88	6,800
31-Mar-05	0.85	3,700
30-Mar-05	0.69	63,900
29-Mar-05	0.72	900
28-Mar-05	0.75	67,500
24-Mar-05	0.75	1,000
23-Mar-05	0.75	2,100
22-Mar-05	0.88	12,700
21-Mar-05	0.85	79,800
18-Mar-05	0.85	15,500
17-Mar-05	0.88	6,800
16-Mar-05	0.88	16,300
15-Mar-05	0.88	7,100
14-Mar-05	0.88	52,000
11-Mar-05	0.70	4,000
10-Mar-05	0.89	10,100
9-Mar-05	0.89	12,200
8-Mar-05	0.70	11,300
7-Mar-05	0.70	38,800
4-Mar-05	0.85	-
3-Mar-05	0.85	4,800
2-Mar-05	0.85	1,000
1-Mar-05	0.99	7,500
28-Feb-05	0.95	7,600

25-Feb-05	0.70	22,300
24-Feb-05	0.85	11,300
23-Feb-05	0.90	26,300
22-Feb-05	0.75	4,300
18-Feb-05	0.85	28,300
17-Feb-05	0.80	21,500
16-Feb-05	0.80	18,800
15-Feb-05	1.00	2,400
14-Feb-05	0.85	3,600
11-Feb-05	0.99	13,800
10-Feb-05	1.00	9,300
9-Feb-05	1.10	17,400
8-Feb-05	1.15	5,100
7-Feb-05	1.00	13,500
4-Feb-05	1.20	4,000
3-Feb-05	1.25	9,300
2-Feb-05	1.20	7,400
1-Feb-05	1.44	6,400
31-Jan-05	1.44	6,400
28-Jan-05	1.44	6,400
27-Jan-05	1.44	6,400
26-Jan-05	1.44	-
25-Jan-05	1.44	-
24-Jan-05	1.44	-
21-Jan-05	1.44	-
20-Jan-05	1.44	-
19-Jan-05	1.44	-
18-Jan-05	1.44	-
14-Jan-05	1.44	-
13-Jan-05	1.44	-
12-Jan-05	1.44	-
11-Jan-05	1.44	-
10-Jan-05	1.44	-
7-Jan-05	1.44	-
6-Jan-05	1.44	-
5-Jan-05	1.44	-
4-Jan-05	1.44	-
3-Jan-05	1.44	-
31-Dec-04	1.44	-

30-Dec-04	1.44	-
29-Dec-04	1.44	-
28-Dec-04	1.44	-
27-Dec-04	1.44	-
23-Dec-04	1.44	-
22-Dec-04	1.44	-	-	Trading Halted
21-Dec-04	1.44	-
20-Dec-04	1.44	-
17-Dec-04	1.44	-
16-Dec-04	1.44	-
15-Dec-04	1.44	-
14-Dec-04	1.44	-
13-Dec-04	1.44	-
10-Dec-04	1.44	-
9-Dec-04	1.44	-
8-Dec-04	1.44	-
7-Dec-04	1.44	-
6-Dec-04	1.44	-
3-Dec-04	1.44	-
2-Dec-04	1.44	-
1-Dec-04	1.44	-
30-Nov-04	1.44	-
29-Nov-04	1.44	-
26-Nov-04	1.44	-
24-Nov-04	1.44	-
23-Nov-04	1.44	-
22-Nov-04	1.44	-
19-Nov-04	1.44	-
18-Nov-04	1.44	-
17-Nov-04	1.44	-
16-Nov-04	1.44	6,400
15-Nov-04	1.45	25,500
12-Nov-04	1.40	2,900
11-Nov-04	1.35	3,600
10-Nov-04	1.35	7,900
9-Nov-04	1.45	20,400
8-Nov-04	1.53	56,100
5-Nov-04	1.50	15,200
4-Nov-04	1.50	6,600

3-Nov-04	1.54	10,200
2-Nov-04	1.56	11,100
1-Nov-04	1.57	7,900
29-Oct-04	1.57	16,600
28-Oct-04	1.46	7,200
27-Oct-04	1.48	1,100
26-Oct-04	1.51	24,300
25-Oct-04	1.59	21,400
22-Oct-04	1.45	11,100
21-Oct-04	1.45	11,600
20-Oct-04	1.39	12,300
19-Oct-04	1.38	29,400
18-Oct-04	1.26	7,300
15-Oct-04	1.30	17,400
14-Oct-04	1.32	3,600
13-Oct-04	1.35	24,400
12-Oct-04	1.32	1,100
11-Oct-04	1.41	1,400
8-Oct-04	1.36	8,600
7-Oct-04	1.40	11,200
6-Oct-04	1.40	28,700
5-Oct-04	1.40	5,300
4-Oct-04	1.40	4,400
1-Oct-04	1.43	11,200
30-Sep-04	1.40	7,900
29-Sep-04	1.40	3,500
28-Sep-04	1.40	2,100
27-Sep-04	1.49	8,800
24-Sep-04	1.54	7,500
23-Sep-04	1.40	76,000	1:10 Stock Split
22-Sep-04	1.40	10,500
21-Sep-04	1.60	32,800
20-Sep-04	1.80	7,000
17-Sep-04	1.60	5,900
16-Sep-04	1.80	9,200
15-Sep-04	1.70	1,700
14-Sep-04	1.60	6,400
13-Sep-04	1.60	5,600
10-Sep-04	1.60	11,200

9-Sep-04	1.60	3,400
8-Sep-04	1.60	10,400
7-Sep-04	1.60	2,700
3-Sep-04	1.40	1,300
2-Sep-04	1.60	1,400
1-Sep-04	1.60	6,400
31-Aug-04	1.40	200
30-Aug-04	1.40	2,500
27-Aug-04	1.40	2,400
26-Aug-04	1.50	5,700
25-Aug-04	1.50	11,300
24-Aug-04	1.50	12,000
23-Aug-04	1.40	4,900
20-Aug-04	1.50	1,300
19-Aug-04	1.60	1,700
18-Aug-04	1.60	2,200
17-Aug-04	1.60	2,200
16-Aug-04	1.40	1,400
13-Aug-04	1.40	7,600
12-Aug-04	1.50	71,200
11-Aug-04	1.30	10,600
10-Aug-04	1.40	17,100
9-Aug-04	1.40	12,600
6-Aug-04	1.40	8,300
5-Aug-04	1.30	24,200
4-Aug-04	1.20	23,500
3-Aug-04	1.40	12,700
2-Aug-04	1.40	11,000
30-Jul-04	1.40	6,100
29-Jul-04	1.40	3,800
28-Jul-04	1.40	10,400
27-Jul-04	1.40	6,400
26-Jul-04	1.50	10,600
23-Jul-04	1.60	26,300
22-Jul-04	1.60	3,200
21-Jul-04	1.60	18,300
20-Jul-04	1.50	12,700
19-Jul-04	1.50	2,200
16-Jul-04	1.50	24,300

15-Jul-04	1.50	9,000
14-Jul-04	1.60	6,700
13-Jul-04	1.50	10,000
12-Jul-04	1.60	9,700
9-Jul-04	1.50	27,900
8-Jul-04	1.30	25,400
7-Jul-04	1.30	2,200
6-Jul-04	1.30	12,300
2-Jul-04	1.30	3,500
1-Jul-04	1.30	17,500
30-Jun-04	1.40	21,300
29-Jun-04	1.40	12,400
28-Jun-04	1.40	4,700
25-Jun-04	1.40	6,700
24-Jun-04	1.40	5,900
23-Jun-04	1.30	96,100
22-Jun-04	1.50	4,000
21-Jun-04	1.60	5,700
18-Jun-04	1.40	23,200
17-Jun-04	1.40	24,900
16-Jun-04	1.50	66,100
15-Jun-04	1.50	136,400
14-Jun-04	1.70	4,600
10-Jun-04	1.70	4,700
9-Jun-04	1.70	3,000
8-Jun-04	1.70	27,300
7-Jun-04	1.80	66,900
4-Jun-04	1.70	16,200
3-Jun-04	1.60	35,800
2-Jun-04	1.80	79,100
1-Jun-04	1.80	27,300
28-May-04	1.80	4,800
27-May-04	1.80	17,400
26-May-04	1.90	19,400
25-May-04	1.90	3,300
24-May-04	2.00	300
21-May-04	2.00	3,900
20-May-04	1.90	26,600
19-May-04	1.80	21,400

18-May-04	1.70	67,600
17-May-04	1.90	12,500
14-May-04	1.90	3,100
13-May-04	1.90	9,700
12-May-04	1.90	5,200
11-May-04	2.00	13,500
10-May-04	2.00	1,300
7-May-04	2.00	9,000
6-May-04	2.00	11,700
5-May-04	2.00	37,400
4-May-04	2.00	13,100
3-May-04	2.00	3,000
30-Apr-04	2.00	6,600
29-Apr-04	2.00	4,500
28-Apr-04	1.90	8,800
27-Apr-04	2.00	12,400
26-Apr-04	2.00	28,500
23-Apr-04	2.00	53,700
22-Apr-04	2.10	8,200
21-Apr-04	2.00	7,600
20-Apr-04	2.10	21,500
19-Apr-04	2.10	4,600
16-Apr-04	2.10	88,600
15-Apr-04	2.00	44,300
14-Apr-04	2.10	67,300
13-Apr-04	2.40	37,900
12-Apr-04	2.40	68,200
8-Apr-04	2.40	17,300
7-Apr-04	2.40	8,900
6-Apr-04	2.50	10,900
5-Apr-04	2.50	7,100
2-Apr-04	2.50	13,300
1-Apr-04	2.40	17,600
31-Mar-04	2.50	5,800
30-Mar-04	2.50	17,300
29-Mar-04	2.30	27,600
26-Mar-04	2.60	14,000
25-Mar-04	2.60	23,800
24-Mar-04	2.70	18,500

23-Mar-04	2.60	8,900
22-Mar-04	2.60	9,800
19-Mar-04	2.60	18,300
18-Mar-04	2.50	13,600
17-Mar-04	2.70	17,500
16-Mar-04	2.70	16,900
15-Mar-04	2.60	3,400
12-Mar-04	2.70	5,100
11-Mar-04	2.60	19,000
10-Mar-04	2.70	21,600
9-Mar-04	2.80	90,900
8-Mar-04	2.70	8,900
5-Mar-04	2.80	4,700
4-Mar-04	2.80	40,700
3-Mar-04	2.70	12,200
2-Mar-04	2.70	16,000
1-Mar-04	2.60	19,800
27-Feb-04	2.60	11,900
26-Feb-04	2.70	23,700
25-Feb-04	2.50	12,700
24-Feb-04	2.60	21,500
23-Feb-04	2.70	14,500
20-Feb-04	2.70	16,900
19-Feb-04	2.70	28,200
18-Feb-04	2.50	43,500
17-Feb-04	2.60	75,400
13-Feb-04	2.70	12,700
12-Feb-04	2.70	15,600
11-Feb-04	2.80	100,300
10-Feb-04	2.70	27,300
9-Feb-04	2.70	53,200
6-Feb-04	2.80	30,900
5-Feb-04	2.70	113,600
4-Feb-04	2.80	19,500
3-Feb-04	2.80	45,300
2-Feb-04	2.70	73,900
30-Jan-04	2.80	80,400
29-Jan-04	2.90	84,200
28-Jan-04	3.00	211,700

27-Jan-04	2.90	670,300
26-Jan-04	2.70	286,100
23-Jan-04	2.70	122,300
22-Jan-04	2.50	161,200
21-Jan-04	2.30	91,300
20-Jan-04	2.40	198,600
16-Jan-04	2.30	54,300
15-Jan-04	2.30	127,500
14-Jan-04	2.20	77,100
13-Jan-04	2.20	44,800
12-Jan-04	2.10	26,100
9-Jan-04	2.20	28,500
8-Jan-04	2.10	14,500
7-Jan-04	2.10	16,700
6-Jan-04	2.10	15,500
5-Jan-04	2.00	21,400
2-Jan-04	2.20	12,700
31-Dec-03	2.20	40,800
30-Dec-03	2.10	109,000
29-Dec-03	2.10	80,500
26-Dec-03	2.20	47,600
24-Dec-03	2.20	13,400
23-Dec-03	2.20	29,600
22-Dec-03	2.30	99,900
19-Dec-03	2.20	183,400
18-Dec-03	2.20	118,600
17-Dec-03	2.10	237,700
16-Dec-03	2.30	536,400
15-Dec-03	2.00	328,000
12-Dec-03	2.10	106,800
11-Dec-03	2.10	26,300
10-Dec-03	2.10	18,600
9-Dec-03	2.20	33,500
8-Dec-03	2.20	75,400
5-Dec-03	2.00	114,500
4-Dec-03	2.30	37,000
3-Dec-03	2.30	61,000
2-Dec-03	2.40	94,900
1-Dec-03	2.40	230,500

28-Nov-03	2.40	464,300
26-Nov-03	2.00	241,000
25-Nov-03	2.00	49,200
24-Nov-03	2.10	40,000
21-Nov-03	2.10	43,700
20-Nov-03	2.10	28,300
19-Nov-03	2.20	345,000
18-Nov-03	2.00	17,900
17-Nov-03	2.10	45,000
14-Nov-03	2.10	19,100
13-Nov-03	2.10	110,600
12-Nov-03	2.10	108,000
11-Nov-03	2.00	80,300
10-Nov-03	2.20	486,500
7-Nov-03	2.30	81,800
6-Nov-03	2.40	187,800
5-Nov-03	2.40	15,300
4-Nov-03	2.40	91,300
3-Nov-03	2.60	5,700
31-Oct-03	2.60	24,100
30-Oct-03	2.60	72,300
29-Oct-03	2.80	14,400
28-Oct-03	2.40	24,300
27-Oct-03	3.00	19,700
24-Oct-03	2.40	25,800
23-Oct-03	2.60	75,800
22-Oct-03	2.60	54,600
21-Oct-03	3.00	118,000
20-Oct-03	2.60	25,100
17-Oct-03	2.50	7,700
16-Oct-03	2.60	43,300
15-Oct-03	2.60	3,400
14-Oct-03	2.60	19,800
13-Oct-03	2.50	8,900
10-Oct-03	2.70	5,100
9-Oct-03	2.70	4,300
8-Oct-03	2.60	11,700
7-Oct-03	2.60	5,300
6-Oct-03	2.60	2,400

3-Oct-03	2.70	3,700
2-Oct-03	2.60	14,500
1-Oct-03	2.90	44,900
30-Sep-03	2.70	6,100
29-Sep-03	2.70	4,700
26-Sep-03	2.80	1,600
25-Sep-03	2.80	1,200
24-Sep-03	2.80	42,000
23-Sep-03	2.80	57,700
22-Sep-03	2.80	13,000
19-Sep-03	2.50	34,100
18-Sep-03	2.60	4,100
17-Sep-03	2.60	11,300
16-Sep-03	2.70	6,400
15-Sep-03	2.80	3,600
12-Sep-03	2.80	13,500
11-Sep-03	2.60	10,100
10-Sep-03	2.70	1,400
9-Sep-03	2.60	3,500
8-Sep-03	2.70	12,200
5-Sep-03	2.70	5,500
4-Sep-03	2.90	12,800
3-Sep-03	2.80	10,000
2-Sep-03	2.60	4,900
29-Aug-03	2.80	7,600
28-Aug-03	2.80	24,400
27-Aug-03	2.60	1,700
26-Aug-03	2.60	1,400
25-Aug-03	2.60	1,400
22-Aug-03	2.70	8,700
21-Aug-03	2.60	5,300
20-Aug-03	2.50	3,800
19-Aug-03	2.50	6,900
18-Aug-03	2.70	8,700
15-Aug-03	2.50	800
14-Aug-03	2.50	7,000
13-Aug-03	2.60	8,600
12-Aug-03	2.40	10,200
11-Aug-03	2.30	7,000

8-Aug-03	2.20	7,400
7-Aug-03	2.30	12,000
6-Aug-03	2.30	4,500
5-Aug-03	2.30	3,900
4-Aug-03	2.30	9,000
1-Aug-03	2.50	4,600
31-Jul-03	2.40	18,700
30-Jul-03	2.60	1,400
29-Jul-03	2.70	5,200
28-Jul-03	2.50	2,700
25-Jul-03	2.70	6,100
24-Jul-03	2.70	6,700
23-Jul-03	2.70	30,900
22-Jul-03	2.70	13,400
21-Jul-03	2.80	43,900
18-Jul-03	2.80	8,200
17-Jul-03	2.80	120,000
16-Jul-03	2.70	12,300
15-Jul-03	2.70	17,000
14-Jul-03	2.80	18,400
11-Jul-03	2.80	7,600
10-Jul-03	2.80	17,200
9-Jul-03	2.80	4,700
8-Jul-03	2.80	33,300
7-Jul-03	2.70	13,500
3-Jul-03	2.80	1,500
2-Jul-03	2.80	6,900
1-Jul-03	2.60	3,300
30-Jun-03	2.80	3,300
27-Jun-03	2.70	18,300
26-Jun-03	2.60	22,400
25-Jun-03	2.40	8,700
24-Jun-03	2.50	14,200
23-Jun-03	2.60	18,300
20-Jun-03	2.80	9,900
19-Jun-03	2.80	54,000
18-Jun-03	2.50	9,900
17-Jun-03	2.50	8,000
16-Jun-03	2.60	4,900

13-Jun-03	2.50	7,900
12-Jun-03	2.60	11,300
11-Jun-03	2.60	10,700
10-Jun-03	2.70	12,100
9-Jun-03	2.80	30,800
6-Jun-03	2.70	48,900
5-Jun-03	2.30	23,200
4-Jun-03	2.30	62,700
3-Jun-03	2.00	19,500
2-Jun-03	2.00	12,900
30-May-03	2.00	2,300
29-May-03	2.10	4,200
28-May-03	1.90	361,700
27-May-03	2.00	9,500
23-May-03	2.20	3,400
22-May-03	2.20	23,000
21-May-03	2.40	7,000
20-May-03	2.20	4,700
19-May-03	2.40	13,400
16-May-03	2.30	19,800
15-May-03	2.00	5,200
14-May-03	1.90	13,200
13-May-03	2.10	20,700
12-May-03	2.10	26,400
9-May-03	2.00	21,800
8-May-03	2.00	12,000
7-May-03	1.90	9,500
6-May-03	2.00	1,000
5-May-03	1.90	1,000
2-May-03	1.90	11,700
1-May-03	2.00	1,800
30-Apr-03	1.90	1,900
29-Apr-03	2.00	2,300
28-Apr-03	2.00	13,400
25-Apr-03	2.20	7,300
24-Apr-03	2.20	2,200
23-Apr-03	2.00	9,600
22-Apr-03	1.80	10,500
21-Apr-03	2.00	900

17-Apr-03	1.90	5,200
16-Apr-03	1.90	3,700
15-Apr-03	2.10	100
14-Apr-03	2.10	1,100
11-Apr-03	2.00	2,900
10-Apr-03	2.00	200
9-Apr-03	2.00	1,000
8-Apr-03	2.00	3,000
7-Apr-03	2.10	2,200
4-Apr-03	2.20	3,200
3-Apr-03	2.20	700
2-Apr-03	2.20	100
1-Apr-03	2.20	3,300
31-Mar-03	2.20	5,500
28-Mar-03	2.30	1,500
27-Mar-03	2.40	1,200
26-Mar-03	2.30	3,000
25-Mar-03	2.30	500
24-Mar-03	2.40	2,300
21-Mar-03	2.30	700
20-Mar-03	2.30	1,400
19-Mar-03	2.20	6,300
18-Mar-03	1.90	3,200
17-Mar-03	1.90	1,800
14-Mar-03	1.90	14,100
13-Mar-03	1.90	3,300
12-Mar-03	1.90	6,700
11-Mar-03	1.90	9,200
10-Mar-03	1.90	600
7-Mar-03	1.90	3,600
6-Mar-03	2.00	1,600
5-Mar-03	2.00	3,800
4-Mar-03	2.10	1,000
3-Mar-03	2.00	1,900
28-Feb-03	2.10	1,800
27-Feb-03	2.10	3,100
26-Feb-03	2.00	600
25-Feb-03	2.10	3,500
24-Feb-03	2.10	2,000
21-Feb-03	2.10	100
20-Feb-03	2.10	600
19-Feb-03	2.10	2,100
18-Feb-03	2.20	2,400
14-Feb-03	2.20	200
13-Feb-03	2.20	5,500
12-Feb-03	2.20	1,500
11-Feb-03	2.20	900
10-Feb-03	2.30	2,500
7-Feb-03	2.40	4,300
6-Feb-03	2.40	4,400
5-Feb-03	2.30	1,700
4-Feb-03	2.40	7,100
3-Feb-03	2.40	3,300
31-Jan-03	2.60	5,100
30-Jan-03	2.50	10,100
29-Jan-03	2.50	2,700
28-Jan-03	2.60	300
27-Jan-03	2.70	200
24-Jan-03	2.70	4,100
23-Jan-03	2.70	4,000
22-Jan-03	2.50	1,300
21-Jan-03	2.50	800
17-Jan-03	2.50	2,800
16-Jan-03	2.30	3,900
15-Jan-03	2.10	8,200
14-Jan-03	2.10	6,400
13-Jan-03	2.00	800
10-Jan-03	2.00	1,200
9-Jan-03	2.00	100
8-Jan-03	2.00	1,300
7-Jan-03	2.00	11,500
6-Jan-03	1.90	11,100
3-Jan-03	1.90	200
2-Jan-03	2.00	1,900